                                                                  EXHIBIT 10(iv)





                                  $50,000,000

                                CREDIT AGREEMENT

                                  dated as of

                                  May 31, 1996


                                     among


                           NATIONAL DATA CORPORATION

                            The Banks a Party Hereto

                                      and

                        WACHOVIA BANK OF GEORGIA, N.A.,
                                    as Agent

                               TABLE OF CONTENTS

                                CREDIT AGREEMENT

                                                                                                                     Page
                                                                                                                     ----
    ARTICLE I

                                                       DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . .   1

SECTION 1.01. Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

SECTION 1.02. Accounting Terms and Determinations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

SECTION 1.03. References  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

SECTION 1.04. Use of Defined Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

SECTION 1.05. Terminology . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

    ARTICLE II

                                                       THE CREDITS  . . . . . . . . . . . . . . . . . . . . . . . . .  18

SECTION 2.01.A Commitments to Lend Syndicated Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

SECTION 2.01.B Method of Borrowing Syndicated Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         SECTION 2.02. Money Market Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

SECTION 2.03. Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

SECTION 2.04. Maturity of Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

SECTION 2.05. Interest Rates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

SECTION 2.06. Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

SECTION 2.07. Optional Termination or Reduction of the Commitments  . . . . . . . . . . . . . . . . . . . . . . . . .  28

SECTION 2.08. Mandatory Reduction and Termination of Commitments  . . . . . . . . . . . . . . . . . . . . . . . . . .  29

SECTION 2.09. Optional Prepayments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

SECTION 2.10. Mandatory Prepayments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

SECTION 2.11. General Provisions as to Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

SECTION 2.12. Computation of Interest and Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

                                                                                                                      Page
                                                                                                                      ----

    ARTICLE III

                                                 CONDITIONS TO BORROWINGS . . . . . . . . . . . . . . . . . . . . . .  30

SECTION 3.01. Conditions to First Borrowing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

SECTION 3.02. Conditions to All Borrowings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

    ARTICLE IV

                                              REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . . . . . . . .  32

SECTION 4.01. Corporate Existence and Power . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

SECTION 4.02. Corporate and Governmental Authorization; No Contravention  . . . . . . . . . . . . . . . . . . . . . .  33

SECTION 4.03. Binding Effect  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

SECTION 4.04. Financial Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

SECTION 4.05. No Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

SECTION 4.06. Compliance with ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

SECTION 4.07. Compliance with Laws; Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

SECTION 4.08. Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

SECTION 4.09. Not an Investment Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

SECTION 4.10. Ownership of Property; Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

SECTION 4.11. No Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

SECTION 4.12. Full Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

SECTION 4.13. Environmental Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

SECTION 4.14. Capital Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

SECTION 4.15. Margin Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

SECTION 4.16. Insolvency  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

                                                                                                                     Page
                                                                                                                     ----

    ARTICLE V

                                                        COVENANTS   . . . . . . . . . . . . . . . . . . . . . . . . .  37

SECTION 5.01. Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37

SECTION 5.02. Inspection of Property, Books and Records . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

SECTION 5.03. Ratio of Consolidated Funded Debt to Consolidated Cash Flow . . . . . . . . . . . . . . . . . . . . . .  40

SECTION 5.04. Minimum Consolidated Net Worth  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40

SECTION 5.05. Restricted Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40

SECTION 5.06. Fixed Charge Coverage . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40

SECTION 5.07. Loans or Advances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41

SECTION 5.08. Investments; Acquisitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41

SECTION 5.09. Negative Pledge . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42

SECTION 5.10. Future Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44

SECTION 5.11. Maintenance of Existence  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44

SECTION 5.12. Dissolution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44

SECTION 5.13. Consolidations, Mergers and Sales of Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44

SECTION 5.14. Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45

SECTION 5.15. Compliance with Laws; Payment of Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45

SECTION 5.16. Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46

SECTION 5.17. Change in Fiscal Year . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46

SECTION 5.18. Maintenance of Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46

SECTION 5.19. Environmental Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46

SECTION 5.20. Environmental Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46

SECTION 5.21. Environmental Release . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47


                                                                                                                     Page
                                                                                                                     ----




SECTION 5.22. Transactions with Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47

    ARTICLE VI

                                                         DEFAULTS . . . . . . . . . . . . . . . . . . . . . . . . . .  47

SECTION 6.01. Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47

SECTION 6.02. Notice of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50



    ARTICLE VII

                                                        THE AGENT   . . . . . . . . . . . . . . . . . . . . . . . . .  50

SECTION 7.01. Appointment; Powers and Immunities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50

SECTION 7.02. Reliance by Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51

SECTION 7.03. Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52

SECTION 7.04. Rights of Agent as a Bank . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52

SECTION 7.05. Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52

SECTION 7.06. Payee of Note Treated as Owner  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53

SECTION 7.07. Nonreliance on Agent and Other Banks  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53

SECTION 7.08. Failure to Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53

SECTION 7.09. Resignation or Removal of Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53

SECTION 7.10. Limitation of Damages.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54

    ARTICLE VIII

                                          CHANGE IN CIRCUMSTANCES; COMPENSATION   . . . . . . . . . . . . . . . . . .  54

SECTION 8.01. Basis for Determining Interest Rate Inadequate or Unfair  . . . . . . . . . . . . . . . . . . . . . . .  54

SECTION 8.02. Illegality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55

SECTION 8.03. Increased Cost and Reduced Return . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55

                                                                                                                     Page
                                                                                                                     ----

SECTION 8.04. Base Rate Loans Substituted for Affected Euro-Dollar Loans  . . . . . . . . . . . . . . . . . . . . . .  57

SECTION 8.05. Compensation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57

    ARTICLE IX

                                                      MISCELLANEOUS   . . . . . . . . . . . . . . . . . . . . . . . .  58

SECTION 9.01. Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58

SECTION 9.02. No Waivers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59

SECTION 9.03. Expenses; Documentary Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59

SECTION 9.04. Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59

SECTION 9.05. Sharing of Setoffs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61

SECTION 9.06. Amendments and Waivers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62

SECTION 9.07. No Margin Stock Collateral  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63

SECTION 9.08. Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63

SECTION 9.09. Confidentiality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65

SECTION 9.10. Representation by Banks . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66

SECTION 9.11. Obligations Several . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66

SECTION 9.12. Georgia Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66

SECTION 9.13. Interpretation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66

SECTION 9.14. WAIVER OF JURY TRIAL; CONSENT TO JURISDICTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66

SECTION 9.15. Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67

SECTION 9.16. Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67

SECTION 9.17. Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67

(SECTION 5.07) Loans or Advances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  89

SECTION 5.08) Investments; Acquisitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  90

EXHIBIT A-1               Form of Syndicated Loan Note

EXHIBIT A-2               Form of Money Market Loan Note

EXHIBIT B                 Form of Opinions of Counsel for the Borrower and
                          the Subsidiary Guarantors

EXHIBIT C                 Form of Opinion of Special Counsel for the Banks
                          and the Agent

EXHIBIT D                 Form of Assignment and Acceptance

EXHIBIT E                 Form of Notice of Borrowing

EXHIBIT F                 Form of Compliance Certificate

EXHIBIT G                 Form of Subsidiary Guaranty

EXHIBIT H                 Form of Money Market Quote Request

EXHIBIT I                 Form of Money Market Quote

EXHIBIT J                 Form of Contribution Agreement


SCHEDULE 4.01 List of Jurisdictions in which the Borrower is Qualified to Transact Business

SCHEDULE 4.08 List of Subsidiaries/Jurisdictions where Qualified to Transact Business

                                CREDIT AGREEMENT



                 CREDIT AGREEMENT dated as of May 31, 1996 among NATIONAL DATA CORPORATION, the BANKS listed on the signature pages hereof and WACHOVIA BANK OF GEORGIA, N.A., as Agent.

                 The parties hereto agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

                 SECTION 1.01. Definitions. The terms as defined in this Section
1.01 shall, for all purposes of this Agreement and any amendment hereto (except as herein otherwise expressly provided or unless the context otherwise requires), have the meanings set forth herein:

                 "Adjusted London Interbank Offered Rate" has the meaning set forth in Section 2.05(c).

                 "Affiliate" means (i) any Person that directly, or indirectly through one or more intermediaries, controls the Borrower (a "Controlling Person"), (ii) any Person (other than the Borrower or a Subsidiary) which is controlled by or is under common control with a Controlling Person, or (iii) any Person (other than a Subsidiary) of which the Borrower owns, directly or indirectly, 20% or more of the common stock or equivalent equity interests. As used herein, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                 "Agent" means Wachovia Bank of Georgia, N.A., a national banking association organized under the laws of the United States of America, in its capacity as agent for the Banks hereunder, its successors and permitted assigns in such capacity, and any other Person appointed as Agent in accordance with Section 7.09.

                 "Agent's Letter Agreement" means that certain letter agreement, dated as of May 9, 1996, between the Borrower and the Agent relating to the structure of the Loans, and certain fees from time to time payable by the Borrower to the Agent, together with all amendments and supplements thereto.

                 "Agreement" means this Credit Agreement, together with all amendments and supplements hereto.

                 "Applicable Margin" has the meaning set forth in Section
2.05(a).

                 "Asset Impairment Charges" has the meaning set forth in Section 4.04(b).

                 "Assignee" has the meaning set forth in Section 9.08(c).

                 "Assignment and Acceptance" means an Assignment and Acceptance executed in accordance with Section 9.08(c) in the form attached hereto as Exhibit D.

                 "ATT" means collectively, both (i) AT&T Capital Leasing Services, Inc., a Massachusetts corporation, and (ii) Eaton Financial Corporation, a Massachusetts corporation, a subsidiary of AT&T Capital Corporation.

                 "ATT Agreements" means both (i) that certain lease program agreement dated as of March 7, 1994 with Eaton Financial Corporation, and (ii) that certain purchase agreement dated as of December 30, 1994 with AT&T Capital Leasing Services, Inc., together with all amendments and supplements thereto.

                 "Authority" has the meaning set forth in Section 8.02.

                 "Bank" means each bank listed on the signature pages hereof as having a Commitment, and its successors and permitted assigns.

                 "Base Rate" means for any Base Rate Loan for any day, the rate per annum equal to the higher as of such day of (i) the Prime Rate, and (ii) one-half of one percent above the Federal Funds Rate. For purposes of determining the Base Rate for any day, changes in the Prime Rate or the Federal Funds Rate shall be determined as at the end of any day and shall be effective on the date of each such change.

                 "Base Rate Loan" means a Loan to be made as a Base Rate Loan pursuant to the applicable Notice of Borrowing, Section 2.01.B(f), or Article VIII, as applicable.

                 "Borrower" means National Data Corporation, a Delaware corporation, and its successors and permitted assigns.

                 "Borrowing" means a borrowing hereunder consisting of Loans made to the Borrower (i) at the same time by all of the Banks, in the case of a Syndicated Borrowing, or (ii) separately by one or more Banks, in the case of a Money Market Borrowing, in each case pursuant to Article II. A Borrowing is a "Money Market Borrowing" if such Loans are made pursuant to Section 2.02 or a "Syndicated Borrowing" if such Loans are made pursuant to Section 2.01.A. A Borrowing is a "Base Rate Borrowing" if such Loans are Base Rate Loans or a "Euro-Dollar Borrowing" if such Loans are Euro-Dollar Loans.

                 "Capital Stock" means any nonredeemable capital stock of the Borrower or any Consolidated Subsidiary (to the extent issued to a Person other than the Borrower), whether common or preferred.

                 "CERCLA" means the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. Section 9601 et. seq. and its implementing regulations and amendments.

                 "CERCLIS" means the Comprehensive Environmental Response Compensation and Liability Inventory System established pursuant to CERCLA.

                 "Change of Law" shall have the meaning set forth in Section
8.02.

                 "Claims and Expenses" has the meaning set forth in Section 9.04(a).

                 "Closing Date" means May 31, 1996.

                 "Code" means the Internal Revenue Code of 1986, as amended, or any successor Federal tax code.

                 "Comerica" means, collectively, (i) NDPS Comerica Alliance, LLC, a Georgia limited liability company, (ii) the subsidiaries of such company, and (iii) the successors of the Persons described in the foregoing clauses (i) and (ii) resulting from a conversion of such Person to a corporation or a limited liability company.

                 "Commitment" means, as to any Bank, the obligation of such Bank to make Loans in an aggregate principal amount at any time outstanding up to but not exceeding the amount set forth opposite such Bank's name on the signature pages hereof (as the same may be reduced from time to time pursuant to the provisions of this Agreement).

                 "Compliance Certificate" has the meaning set forth in Section 5.01(c).

                 "Consolidated Cash Flow" means, as at any date of determination for any period, with respect to the Borrower and its Consolidated Subsidiaries on a consolidated basis for such period and in accordance with GAAP, the sum of
(i) Consolidated Net Income, plus (ii) depreciation and amortization, plus (iii) all other non-cash charges (less non-cash gains). Consolidated Cash Flow shall be calculated with respect to (a) the Fiscal Quarter ending May 31, 1996, for the Fiscal Quarter just ended and the immediately preceding three Fiscal Quarters (provided that "Consolidated Subsidiaries" as used in the calculation of this definition solely with respect to this clause (a) shall include GPS and Comerica), (b) the Fiscal Quarter ending August 31, 1996, the Consolidated Cash Flow for such Fiscal Quarter multiplied by 4, (c) the Fiscal Quarter ending November 30, 1996, the cumulative Consolidated Cash Flow for such Fiscal Year multiplied by 2, (d) the Fiscal Quarter ending February 28, 1997, the cumulative Consolidated Cash Flow for such Fiscal Year divided by 0.75, and (e) for all other Fiscal Quarters thereafter, for the Fiscal Quarter just ended and the immediately preceding three Fiscal Quarters.

                 "Consolidated Debt" means at any date the Debt of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis as of such date.

                 "Consolidated Fixed Charges" means, without duplication, as at any date of determination, the sum of (i) Consolidated Interest Expense, and
(ii) all payment obligations of the Borrower and its Consolidated Subsidiaries under all operating leases and rental agreements. Consolidated Fixed Charges shall be calculated with respect to (a) the Fiscal Quarter ending May 31, 1996, for the Fiscal Quarter just ended and the immediately preceding three Fiscal Quarters (provided that "Consolidated Subsidiaries" as used in the calculation of this definition solely with respect to this clause (a) shall include GPS and Comerica), (b) the Fiscal Quarter ending August 31, 1996, the Consolidated Fixed Charges for such Fiscal Quarter multiplied by 4, (c) the Fiscal Quarter ending November 30, 1996, the cumulative Consolidated Fixed Charges for such Fiscal Year multiplied by 2, (d) the Fiscal Quarter ending February 28, 1997, the cumulative Consolidated Fixed Charges for such Fiscal Year divided by 0.75, and (e) for all other Fiscal Quarters thereafter, for the Fiscal Quarter just ended and the immediately preceding three Fiscal Quarters.

                 "Consolidated Funded Debt" means at any date, with respect to the Borrower and its Consolidated Subsidiaries on a consolidated basis for such period and in accordance with GAAP, Consolidated Debt (excluding therefrom, however, Guarantees of Debt of the Borrower or any Subsidiary, respectively, by the Borrower or any Subsidiary).

                 "Consolidated Interest Expense" for any period means, without duplication, interest, whether expensed or capitalized, in respect of outstanding Consolidated Debt of the Borrower and its Consolidated Subsidiaries during such period; provided, that, in determining Consolidated Interest Expense, interest on Debt referred to in clauses (viii) and (ix) of the definition of Debt shall only be included to the extent that the Borrower's or any Consolidated Subsidiary's obligation to pay such Debt is not contingent in nature, as of any date of determination.

                 "Consolidated Net Income" means, for any period, the Net Income of the Borrower and its Consolidated Subsidiaries determined on a consolidated basis, but excluding (i) extraordinary items, (ii) any equity interests of the Borrower or any Subsidiary in the unremitted earnings of any Person that is not a Subsidiary, (iii) the issuance of the GPS Subordinated Notes, and (iv) the effect of the Asset Impairment Charges.

                 "Consolidated Net Worth" means, at the date of any determination, the shareholders' equity of the Borrower and its Consolidated Subsidiaries, as set forth or reflected on the most recent consolidated balance sheet of the Borrower and its Consolidated Subsidiaries prepared in accordance with GAAP, but excluding any Redeemable Preferred Stock of the Borrower or any of its Consolidated Subsidiaries. Shareholders' equity generally would include, but not be limited to (i) the par or stated value of all outstanding Capital Stock, (ii) capital surplus, (iii) retained earnings, and (iv) various deductions such as (A) purchases of treasury stock, (B) valuation allowances,
(C) receivables due from an employee stock ownership plan, (D) employee stock ownership plan debt guarantees, and (E) translation adjustments for foreign currency transactions.

                 "Consolidated Subsidiary" means at any date any Subsidiary or other entity (excluding therefrom GPS and Comerica) the accounts of which, in accordance with GAAP, would be consolidated with those of the Borrower in its consolidated financial statements as of such date.

                 "Contribution Agreement" means the Contribution Agreement along with each counterpart thereto, substantially in the form of Exhibit "J" (with such revisions as are necessary in order to reflect the date on which such are being executed, the parties thereto and hereto, and any other necessary changes which relate to matters of appropriate references therein), executed and delivered by the Subsidiary Guarantors from time to time in favor of the Agent, for the ratable benefit of the Banks, together with all amendments and supplements thereto.


                 "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414 of the Code.

                 "Debt" of any Person means at any date, without duplication,
(i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,
(iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee under capital leases, (v) all obligations of such Person to reimburse any bank or other Person in respect of amounts payable under a banker's acceptance, (vi) all Redeemable Preferred Stock of such Person (in the event such Person is a corporation),
(vii) all obligations (regardless of whether contingent or absolute) of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, (viii) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, (ix) all Debt of others Guaranteed by such Person, and (x) the present value of estimated future payments payable in connection with earn-out agreements executed in connection with acquisitions by such Person, all as determined in accordance with GAAP. Provided, however, "Debt" shall not include any non-recourse obligations under any Equipment Lease Agreements.

                 "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

                 "Default Rate" means, with respect to any Loan, on any day, the sum of 2.0% plus the then highest interest rate (including the Applicable Margin) which may be applicable to any Loans hereunder (irrespective of whether any such class of Loans are actually outstanding hereunder).

                 "Dividends" means for any period the sum of all dividends paid or declared during such period in respect of any Capital Stock and Redeemable Preferred Stock (other than dividends paid or payable in the form of additional Capital Stock).

                 "Dollars" or "$" means dollars in lawful currency of the United States of America.

                 "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in Georgia are authorized by law to close.

                 "Environmental Authorizations" means all licenses, permits, orders, approvals, notices, registrations or other legal prerequisites for conducting the business of the Borrower required by any Environmental Requirement.

                 "Environmental Authority" means any foreign, federal, state, local or regional government that exercises any form of jurisdiction or authority under any Environmental Requirement.

                 "Environmental Judgments and Orders" means all judgments, decrees or orders arising from or in any way associated with any Environmental Requirements, whether or not entered upon consent or written agreements with an Environmental Authority or other entity arising from or in any way associated with any Environmental Requirement, whether or not incorporated in a judgment, decree or order.

                 "Environmental Liabilities" means any liabilities, whether accrued, contingent or otherwise, arising from and in any way associated with any Environmental Requirements.

                 "Environmental Notices" means notice from any Environmental Authority or by any other person or entity, of possible or alleged noncompliance with or liability under any Environmental Requirement, including without limitation any complaints, citations, demands or requests from any Environmental Authority or from any other person or entity for correction of any, violation of any Environmental Requirement or any investigations concerning any violation of any Environmental Requirement.

                 "Environmental Proceedings" means any judicial or administrative proceedings arising from or in any way associated with any Environmental Requirement.

                 "Environmental Releases" means releases as defined in CERCLA or under any applicable state or local environmental law or regulation.

                 "Environmental Requirements" means any legal requirement relating to health, safety or the environment and applicable to the Borrower, any Subsidiary or the Properties, including but not limited to any such requirement under CERCLA or similar state legislation and all federal, state and local laws, ordinances, regulations, orders, writs, decrees and common law.

                 "Equipment Lease Agreements" means the ATT Agreement, the Sanwa Agreement and any other similar agreements (whether relating to software and/or hardware) entered into by the Borrower, or any Subsidiary Guarantor from time to time.

                 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor law. Any reference to any provision of ERISA shall also be deemed to be a reference to any successor provision or provisions thereof.

                 "Euro-Dollar Business Day" means any Domestic Business Day on which dealings in Dollar deposits are carried out in the London interbank market.

                 "Euro-Dollar Loan" means a Loan to be made as a Euro-Dollar Loan pursuant to the applicable Notice of Borrowing.

                 "Euro-Dollar Reserve Percentage" has the meaning set forth in
Section 2.05(c).

                 "Event of Default" has the meaning set forth in Section 6.01.

                 "Excess" has the meaning set forth in Section 9.17.

                 "Existing Credit Agreement" means that certain Interim Credit Agreement, dated as of March 18, 1996, among the Borrower, the banks party thereto, and Wachovia Bank of Georgia, N.A., as the agent thereunder, together with all amendments and supplements thereto.

                 "Extension Date" has the meaning set forth in Section 2.04.

                 "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the next higher 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to the Agent on such day on such transactions, as determined by the Agent.

                 "Financial Institution" has the meaning ascribed thereto in O.C.G.A. Section 7-1-4(21) as of the date hereof.

                 "Financial Statements (Annual)" means the balance sheet of such Person as of the end of such Fiscal Year and the related consolidated statements of income, shareholders' equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year.

                 "Financial Statements (Quarterly)" means the balance sheet of such Person as of the end of such quarter and the related statement of income and statement of cash flows for such quarter and for the portion of the Fiscal Year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the previous Fiscal Year.

                 "Fiscal Quarter" means any fiscal quarter of the Borrower.

                 "Fiscal Year" means any fiscal year of the Borrower.

                 "Fixed Rate Borrowing" means a Euro-Dollar Borrowing or a Money Market Borrowing as the context may require.

                 "Fixed Rate Loans" means Euro-Dollar Loans or Money Market Loans, as the context may require.

                 "GAAP" means generally accepted accounting principles applied on a basis consistent with those which, in accordance with Section 1.02, are to be used in making the calculations for purposes of determining compliance with the terms of this Agreement.

                 "GPS" means, collectively, (i) Global Payment Systems LLC, formerly known as POS Acquisition Company, LLC, a Georgia limited liability company, (ii) the subsidiaries of such company, and (iii) the successors of the Persons described in the foregoing clauses (i) and (ii) resulting from a conversion of such Person to a corporation or a limited liability company.

                 "GPS Subordinated Notes" means the subordinated notes issued by GPS to the Borrower evidencing accrued distributions and interest thereon.

                 "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to secure, purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to provide collateral security, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

                 "Hazardous Materials" includes, without limitation, (a) solid or hazardous waste, as defined in the Resource Conservation and Recovery Act of 1980, 42 U.S.C. Section 6901 et. seq. and its implementing regulations and amendments, or in any applicable state or local law or regulation, (b) "hazardous substance", "pollutant", or "contaminant" as defined in CERCLA, or in any applicable state or local law or regulation, (c) gasoline, or any other petroleum product or by-product, including, crude oil or any fraction thereof
(d) toxic substances, as defined in the Toxic Substances Control Act of 1976, or in any applicable state or local law or regulation or (e) insecticides, fungicides, or rodenticides, as defined in the Federal Insecticide, Fungicide, and Rodenticide Act of 1975, or in any applicable state or local law or regulation, as each such Act, statute or regulation may be amended from time to time.

                 "Income Available for Fixed Charges" for any period means the sum of (i) Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) all payment obligations of the Borrower and its Consolidated Subsidiaries for such period under all operating leases and rental agreements, and (iv) taxes on income, all determined with respect to the Borrower and its Consolidated Subsidiaries on a consolidated basis for such period and in accordance with GAAP. Income Available for Fixed Charges shall be calculated with respect to (a) the Fiscal Quarter ending May 31, 1996, for the Fiscal Quarter just ended and the immediately preceding three Fiscal Quarters (provided that "Consolidated Subsidiaries" as used in the calculation of this definition solely with respect to this clause (a) shall include GPS and Comerica), (b) the Fiscal Quarter ending August 31, 1996, the Income Available for Fixed Charges for such Fiscal Quarter multiplied by 4, (c) the Fiscal Quarter ending November 30, 1996, the cumulative Income Available for Fixed Charges for such Fiscal Year multiplied by 2, (d) the Fiscal Quarter ending February 28, 1997, the cumulative Income Available for Fixed Charges for such Fiscal Year divided by 0.75, and (e) for all other Fiscal Quarters thereafter, for the Fiscal Quarter just ended and the immediately preceding three Fiscal Quarters.

                 "Interest" has the meaning set forth in Section 9.17.

                 "Indemnified Party" has the meaning set forth in Section
9.04(a).

                 "Indemnity Proceeding" has the meaning set forth in Section 9.04(a).

                 "Interest Period" means: (1) with respect to each Euro-Dollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the first, second, third or sixth month thereafter, as the Borrower may elect in the applicable Notice of Borrowing; provided that:

                 (a) any Interest Period (other than an Interest Period determined pursuant to paragraph (c) below) which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

                 (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall, subject to paragraph (c) below, end on the last Euro-Dollar Business Day of the appropriate subsequent calendar month; and

                 (c) any Interest Period which begins before the Termination Date and would otherwise end after the Termination Date shall end on the Termination Date.

(2) with respect to each Base Rate Borrowing, the period commencing on the date of such Borrowing and ending 30 days thereafter; provided that:

                 (a) any Interest Period (other than an Interest Period determined pursuant to paragraph (b) below) which would otherwise end on a day which is not a Domestic Business Day shall be extended to the next succeeding Domestic Business Day; and

                 (b) any Interest Period which begins before the Termination Date and would otherwise end after the Termination Date shall end on the Termination Date.

(3) with respect to each Money Market Borrowing, the period commencing on the date of such Borrowing and ending on the Stated Maturity Date or such other date or dates as may be specified in the applicable Money Market Quote; provided that:

                 (a) any Interest Period (subject to clause (b) below) which would otherwise end on a day which is not a Domestic Business Day shall be extended to the next succeeding Domestic Business Day; and

                 (b) no Interest Period may be selected which begins before the Termination Date and would otherwise end after the Termination Date.

                 "Investment" means any investment in any Person, whether by means of purchase or acquisition of obligations or securities of such Person, capital contribution to such Person, loan or advance to such Person, making of a time deposit with such Person, Guarantee or assumption of any obligation of such Person or otherwise.

                 "Lending Office" means, as to each Bank, its office located at its address set forth on the signature pages hereof (or identified on the signature pages hereof as its Lending Office) or such other office as such Bank may hereafter designate as its Lending Office by notice to the Borrower and the Agent.

                 "Lien" means, with respect to any asset, any mortgage, deed to secure debt, deed of trust, lien, pledge, charge, security interest, security title, preferential arrangement, which has the practical effect of constituting a security interest or encumbrance, or encumbrance or servitude of any kind in respect of such asset to secure or assure payment of a Debt or a Guarantee, whether by consensual agreement or by operation of statute or other law. For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

                 "Loan" means, as to any Bank, a Base Rate Loan, Euro-Dollar Loan, Syndicated Loan, or Money Market Loan, and "Loans" means Base Rate Loans, Euro-Dollar Loans, Syndicated Loans, or Money Market Loans, as the context may require.

                 "Loan Documents" means this Agreement, the Notes, the Subsidiary Guaranties, the Contribution Agreement, any other document evidencing, relating to or securing the Loans, and any other document or instrument delivered in connection with this Agreement, the Notes, the Loans or the Subsidiary Guaranties, as such documents and instruments may be amended or supplemented from time to time.

                 "London Interbank Offered Rate" has the meaning set forth in
Section 2.05(c).

                 "Long-Term Debt" means at any date any Consolidated Debt which matures (or the maturity of which may at the option of the Borrower or any Consolidated Subsidiary be extended such that it matures) more than one year after such date.

                 "Margin Stock" means "margin stock" as defined in Regulations G, T, U or X.

                 "Material Adverse Effect" means, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, a material adverse change in, or a material adverse effect upon, any of (a) the financial condition, operations, business, properties or prospects of Borrower and its Consolidated Subsidiaries taken as a whole, (b) the rights and remedies of the Agent or the Banks under the Loan Documents, or the ability of the Borrower or any Subsidiary Guarantor to perform its obligations under the Loan Documents to which it is a party, as applicable, or
(c) the legality, validity or enforceability of any Loan Document.

                 "Maximum Rate" has the meaning set forth in Section 9.17.

                 "Money Market Borrowing Date" has the meaning specified in
Section 2.02.

                 "Money Market Loan Notes" means the promissory notes of the Borrower, substantially in the form of Exhibit A-2, evidencing the obligation of the Borrower to repay the Money Market Loans, together with all amendments, consolidations, modifications, renewals and supplements thereto.

                 "Money Market Loans" means Loans made pursuant to the terms and conditions set forth in Section 2.02.

                 "Money Market Quote" has the meaning specified in Section 2.02.

                 "Money Market Quote Request" has the meaning specified in
Section 2.02(b).

                 "Money Market Rate" has the meaning specified in Section 2.02(c)(ii)(C).

                 "Multiemployer Plan" shall have the meaning set forth in
Section 4001(a)(3) of ERISA.

                 "NDPS" means National Data Payment Systems, Inc., a New York corporation, and its successors and permitted assigns.

                 "Net Proceeds of Capital Stock" means any proceeds received or deemed received by the Borrower or a Consolidated Subsidiary in respect of the issuance of Capital Stock or conversion of any Debt to Capital Stock, after deducting therefrom all reasonable and customary costs and expenses incurred by the Borrower or such Consolidated Subsidiary directly in connection with the issuance of such Capital Stock or conversion of such Debt.

                 "Net Income" means, as applied to any Person for any period, the aggregate amount of net income of such Person, after taxes, for such period, as determined in accordance with GAAP.

                 "Notes" means each of the Syndicated Loan Notes or Money Market Loan Notes, as the context may require.

                 "Notice of Borrowing" has the meaning set forth in Section 2.01.B.

                 "Obligations" means any and all Debt, liabilities and obligations of Borrower to the Agent or any of the Banks pursuant to this Agreement or any of the other Loan Documents.

                 "Operating Subsidiary" means any Subsidiary which owns or acquires assets.

                 "Participant" has the meaning set forth in Section 9.08(b).

                 "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

                 "Performance Pricing Determination Date" has the meaning set forth in Section 2.05(a).

                 "Person" means an individual, a corporation, a limited liability company, a partnership, an unincorporated association, a trust or any other entity or organization, including, but not limited to, a government or political subdivision or an agency or instrumentality thereof.

                 "Plan" means at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (i) maintained by a member of the Controlled Group for employees of any member of the Controlled Group or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

                 "Prime Rate" refers to that interest rate so denominated and set by Wachovia from time to time as an interest rate basis for borrowings. The Prime Rate is but one of several interest rate bases used by Wachovia. Wachovia lends at interest rates above and below the Prime Rate.

                 "Properties" means, as of the date of any determination, all real property then owned, leased or otherwise used or occupied by the Borrower or any Subsidiary, wherever located.

                 "Redeemable Preferred Stock" of any Person means any preferred stock issued by such Person which is at any time prior to the Termination Date either (i) mandatorily redeemable (by sinking fund or similar payments or otherwise) or (ii) redeemable at the option of the holder thereof.

                 "Refunding Loan" means a new Loan made on the day on which an outstanding Loan is maturing or a Base Rate Borrowing is being converted to a Fixed Rate Borrowing, if and to the extent that the proceeds thereof are used entirely for the purpose of paying such maturing Loan or Loan being converted, excluding any difference between the amount of such maturing Loan or Loan being converted and any greater amount being borrowed on such day and actually either being made available to the Borrower pursuant to Section 2.01.B(c) or remitted to the Agent as provided herein, in each case as contemplated in Section 2.01.B(d).

                 "Regulation G" means Regulation G of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

                 "Regulation T" means Regulation T of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

                 "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

                 "Regulation X" means Regulation X of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

                 "Required Banks" means at any time Banks having at least 51% of the aggregate amount of the Commitments or, if the Commitments are no longer in effect, Banks holding at least 51% of the aggregate outstanding principal amount of the sum of the (i) Syndicated Loans and (ii) Money Market Loans.

                 "Restricted Payment" means (i) any dividend or other distribution on any shares of the Borrower's capital stock (except dividends payable solely in shares of its capital stock) or (ii) any payment on account of the purchase, redemption, retirement or acquisition of (a) any shares of the Borrower's capital stock (except shares acquired upon the conversion thereof into other shares of its capital stock) or
(b) any option, warrant or other right to acquire shares of the Borrower's capital stock.

                 "Sanwa" means Sanwa Business Credit Corporation.

                 "Sanwa Letter Agreement" means that certain Letter Agreement, dated October 30, 1992, between Technology Sales and Leasing Co., Inc. and Sanwa, together with all amendments and supplements thereto.

                 "Stated Maturity Date" means, with respect to any Money Market Loan, the Stated Maturity Date therefor specified by the Bank in the applicable Money Market Quote.

                 "Subsidiary" means, excluding, however, GPS and Comerica therefrom, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Borrower.

                 "Subsidiary Guaranties" means any one or more or all, as the context shall require or permit, of that certain Subsidiary Guaranty Agreement, substantially in the form of Exhibit "G" (with such revisions as are necessary in order to reflect the date on which such are being executed, the parties thereto and hereto, and any other necessary changes which relate to matters of appropriate references therein) along with each counterpart thereto, executed and delivered by the Subsidiary Guarantors from time to time in favor of the Agent, for the ratable benefit of the Banks.

                 "Subsidiary Guarantor" means an Operating Subsidiary which has executed a Subsidiary Guaranty in connection herewith or will execute a Subsidiary Guaranty pursuant to Section 5.10.

                 "Syndicated Loans" means Base Rate Loans or Euro-Dollar Loans made pursuant to the terms and conditions set forth in Section 2.01.A.

                 "Syndicated Loan Notes" means the promissory notes of the Borrower, substantially in the form of Exhibit A-1, evidencing the obligation of the Borrower to repay Syndicated Loans, together with all amendments, consolidations, modifications, renewals and supplements thereto.

                 "Termination Date" means whichever is applicable of (i) May 31, 1999, (ii) such later date to which it is extended by the Banks pursuant to
Section 2.04(b), in their sole and absolute discretion, (iii) the date the Commitments are terminated pursuant to Section 6.01 following the occurrence of an Event of Default, or (iv) the date the Borrower terminates the Commitments entirely pursuant to Section 2.07.

                 "Third Parties" means all lessees, sublessees, licensees and other users of the Properties, excluding those users of the Properties in the ordinary course of the Borrower's business and on a temporary basis.

                 "Transferee" has the meaning set forth in Section 9.08(d).

                 "Unfunded Vested Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all vested nonforfeitable benefits under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the Controlled Group to the PBGC or the Plan under Title IV of ERISA.

                 "Unused Commitment" means at any date, with respect to any Bank, an amount equal to its Commitment less the aggregate outstanding principal amount of its Syndicated Loans.

                 "Wachovia" means Wachovia Bank of Georgia, N.A., a national banking association and its successors and permitted assigns.

                 "Wholly Owned Subsidiary" means any Subsidiary all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by the Borrower.

                 SECTION 1.02. Accounting Terms and Determinations. Unless otherwise specified herein, all terms of an accounting character used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants or otherwise required by a change in GAAP) with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Banks unless with respect to any such change concurred in by the Borrower's independent public accountants or required by GAAP, in determining compliance with any of the provisions of any of the Loan Documents: (i) the Borrower shall have objected to determining such compliance on such basis at the time of delivery of such financial statements, or (ii) the Required Banks shall so object in writing within 30 days after the delivery of such financial statements, in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made (which, if objection is made in respect of the first financial statements delivered under
Section 5.01, shall mean the financial statements referred to in Section 4.04).

                 SECTION 1.03. References. Unless otherwise indicated, references in this Agreement to "Articles", "Exhibits", "Schedules", "Sections" and other Subdivisions are references to Articles, exhibits, schedules, sections and other subdivisions hereof. All references to the corporate nature, the capital stock, stockholders, directors, articles of incorporation and by-laws, or such similar terms, of any Person shall, if such Person is a limited liability company, refer respectively to the limited liability company nature, the equity interests, members, managing members, articles of organization and operating agreement of such Person.

                 SECTION 1.04. Use of Defined Terms. All terms defined in this Agreement shall have the same defined meanings when used in any of the other Loan Documents, unless otherwise defined therein or unless the context shall require otherwise.

                 SECTION 1.05. Terminology. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and the plural shall include the singular. Titles of Articles and Sections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.


                                   ARTICLE II

                                  THE CREDITS

                 SECTION 2.01.A Commitments to Lend Syndicated Loans. Each Bank severally agrees, on the terms and conditions set forth herein, to make Syndicated Loans as follows:

                 From time to time prior to the Termination Date, each Bank shall make Syndicated Loans to the Borrower provided that, (i) immediately after each such Syndicated Loan is made, the aggregate principal amount of Syndicated Loans at any one time outstanding shall not exceed its Commitment and (ii) the aggregate outstanding amount of all Syndicated Loans and Money Market Loans shall not exceed the aggregate amount of the Commitments. Each Borrowing under this Section 2.01.A consisting of Base Rate Loans shall be in an aggregate principal amount of $500,000 or any larger multiple of $100,000 (except that any such Borrowing may be in any lesser amount equal to the aggregate amount of the Unused Commitments) and shall be made from the several Banks ratably in accordance with their respective Commitments. Each Borrowing under this Section 2.01.A consisting of Euro-Dollar Loans shall be in an aggregate principal amount of $1,000,000 or any larger multiple of $500,000 (except that any such Borrowing may be in any lesser amount equal to the aggregate amount of the Unused Commitments) and shall be made from the several Banks ratably in accordance with their respective Commitments. Within the foregoing limits, the Borrower may borrow under this Section 2.01.A, repay or, to the extent permitted by Section 2.09, prepay Syndicated Loans and reborrow under this Section 2.01.A at any time before the Termination Date.

                 SECTION 2.01.B Method of Borrowing Syndicated Loans. (a) The Borrower shall give the Agent notice (a "Notice of Borrowing"), which shall be substantially in the form of Exhibit E, on the same day (before 11:00 A.M., Atlanta, Georgia time) for each Base Rate Borrowing, and at least 3 Euro-Dollar Business Days before each Euro-Dollar Borrowing, specifying:

                 (i) the date of such Syndicated Borrowing, which shall be a Domestic Business Day in the case of a Base Rate Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing,

                 (ii) the aggregate amount of such Syndicated Borrowing,

                 (iii) whether the Syndicated Loans comprising such Borrowing are to be Base Rate Loans or Euro-Dollar Loans, and

                 (iv) in the case of a Euro-Dollar Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

                 (b) Upon receipt of a Notice of Borrowing the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such Syndicated Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

                 (c) Not later than 1:00 P.M. (Atlanta, Georgia time) on the date of each Syndicated Borrowing, each Bank shall (except as provided in paragraph (d) of this Section) make available its ratable share of such Syndicated Borrowing, in Federal or other funds immediately available in Atlanta, Georgia, to the Agent at its address referred to in Section 9.01. Unless the Agent determines that any applicable condition specified in Article III has not been satisfied, the Agent will make the funds so received from the Banks available to the Borrower by 4:00 P.M. (Atlanta, Georgia time) on the date of a Syndicated Borrowing at the Agent's aforesaid address. Unless the Agent receives notice from a Bank, at the Agent's address referred to in or specified pursuant to Section 9.01, no later than 12:00 P.M. (local time at such address) on the date of a Syndicated Borrowing stating that such Bank will not make a Loan in connection with such Syndicated Borrowing, the Agent shall be entitled to assume that such Bank will make a Loan in connection with such Syndicated Borrowing and, in reliance on such assumption, the Agent may (but shall not be obligated to) make available such Bank's ratable share of such Syndicated Borrowing to the Borrower for the account of such Bank. If the Agent makes such Bank's ratable share available to the Borrower and such Bank does not in fact make its ratable share of such Syndicated Borrowing available on such date, the Agent shall be entitled to recover such Bank's ratable share from such Bank or the Borrower (and for such purpose shall be entitled to charge such amount to any account of the Borrower maintained with the Agent), together with interest thereon for each day during the period from the date of such Syndicated Borrowing until such sum shall be paid in full at a rate per annum equal to the Federal Funds Rate for each such day during such period, provided that (i) any such payment by the Borrower of such Bank's ratable share and interest thereon shall be without prejudice to any rights that the Borrower may have against such Bank and (ii) until such Bank has paid its ratable share of such interest thereon pursuant to the foregoing, it will have no interest in or rights with respect to such Syndicated Borrowing for any purpose hereunder. If the Agent does not exercise its option to advance funds for the account of such Bank, it shall forthwith notify the Borrower of such decision.

                 (d) If any Bank makes a new Syndicated Loan hereunder on a day on which the Borrower is to repay all or any part of an outstanding Syndicated Loan from such Bank, such Bank shall apply the proceeds of its new Syndicated Loan to make such repayment as a Refunding Loan and only an amount equal to the difference (if any) between the amount being borrowed and the amount of such Refunding Loan shall be made available by such Bank to the Agent as provided in paragraph (c) of this Section, or remitted by the Borrower to the Agent as provided in
Section 2.11, as the case may be.

                 (e) Notwithstanding anything to the contrary contained in this Agreement, no Euro-Dollar Borrowing may be made if there shall have occurred a Default or an Event of Default, which Default or Event of Default shall not have been cured or waived and all Refunding Loans shall be made as Base Rate Loans.

                 (f) In the event that a Notice of Borrowing fails to specify whether the Syndicated Loans comprising such Syndicated Borrowing are to be Base Rate Loans or Euro-Dollar Loans, such Syndicated Loans shall be made as Base Rate Loans. If the Borrower is otherwise entitled under this Agreement to repay any Syndicated Loans maturing at the end of an Interest Period applicable thereto with the proceeds of a new Syndicated Borrowing, and the Borrower fails to repay such Syndicated Loans using its own moneys and fails to give a Notice of Borrowing in connection with such new Syndicated Borrowing, a new Syndicated Borrowing shall be deemed to be made on the date such Syndicated Loans mature (in accordance with Section 2.04) in an amount equal to the principal amount of the Syndicated Loans so maturing, and the Syndicated Loans comprising such new Syndicated Borrowing shall be Base Rate Loans.

                 (g) Notwithstanding anything to the contrary contained herein, with respect to the total aggregate number of all Loans under this Agreement, the number of Euro-Dollar Loans plus Money Market Loans outstanding under this Agreement at any given time shall not exceed 8.

                 SECTION 2.02. Money Market Loans. (a) In addition to making Syndicated Borrowings, the Borrower may, as set forth in this Section 2.02, request the Banks to make offers to make Money Market Borrowings available to the Borrower. The Banks may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section 2.02, provided that:

                 (i) the aggregate principal amount of all Money Market Loans, together with the aggregate principal amount of all Syndicated Loans, at any one time outstanding shall not exceed the aggregate amount of the Commitments of all of the Banks at such time; and

                 (ii) the Money Market Loans of any Bank will be deemed to be usage of the Commitments for the purpose of calculating availability pursuant to Section 2.01.A(ii) and 2.02(a)(i), but will not reduce such Bank's obligation to lend Syndicated Loans consisting of its pro rata share of the remaining Unused Commitment.

                 (b) When the Borrower wishes to request offers to make Money Market Loans, it shall give the Agent (which shall promptly notify the Banks) written notice substantially in the form of Exhibit H hereto (a "Money Market Quote Request") so as to be received no later than 10:00 A.M. (Atlanta, Georgia time) at least 2 Domestic Business Days prior to the date of the Money Market Borrowing proposed therein (or such other time and date as the Borrower and the Agent, with the consent of the Required Banks, may agree), specifying:

                 (i) the proposed date of such Money Market Borrowing, which shall be a Domestic Business Day (the "Money Market Borrowing Date");

                 (ii) the maturity date (or dates) (each a "Stated Maturity Date") for repayment of each Money Market Loan to be made as part of such Money Market Borrowing (which Stated Maturity Date shall be that date occurring not less than 7 days but not greater than 180 days from the date of such Money Market Borrowing); provided that the Stated Maturity Date for any Money Market Loan may not extend beyond the Termination Date (as in effect on the date of such Money Market Quote Request); and

                 (iii) the aggregate amount of principal to be received by the Borrower as a result of such Money Market Borrowing, which shall be at least $5,000,000 (and in larger integral multiples of $1,000,000 and any lesser amounts up to the limits of Money Market Loans permitted under Section 2.02(a)) but shall not cause the limits specified in Section 2.02(a) to be violated.

The Borrower may request offers to make Money Market Loans having up to 5 different Stated Maturity Dates in a single Money Market Quote Request; provided that the request for each separate Stated Maturity Date shall be deemed to be a separate Money Market Quote Request for a separate Money Market Borrowing and shall be subject to the limitations set forth in Section 2.01.B(g). Except as otherwise provided in the immediately preceding sentence, after the first Money Market Quote Request has been given hereunder, no Money Market Quote Request shall be given until at least 5 Domestic Business Days after the date on which all prior Money Market Quote Requests have been fully processed by the Agent ("fully processed" as used in this sentence shall mean the later to occur of (i) the failure of all Banks to offer a Money Market Quote, (ii) the failure of the Borrower to accept any Money Market Quote, or (iii) the acceptance of any Money Market Quotes), the Banks and the Borrower pursuant to this Section 2.02.

                 (c)      (i)        Each Bank may, but shall have no obligation
         to, submit a written response containing an offer to make a Money Market Loan substantially in the form of Exhibit I hereto (a "Money Market Quote") in response to any Money Market Quote Request; provided that, if the Borrower's request under Section 2.02(b) specified more than 1 Stated Maturity Date, such Bank may, but shall have no obligation to, make a single submission containing a separate offer for each such Stated Maturity Date and each such separate offer shall be deemed to be a separate Money Market Quote. Each Money Market Quote must be submitted to the Agent not later than 10:00 A.M. (Atlanta, Georgia time) on the Money Market Borrowing Date; provided that any Money Market Quote submitted by Wachovia may be submitted, and may only be submitted, if Wachovia notifies the Borrower of the terms of the offer contained therein not later than 9:45 A.M. (Atlanta, Georgia time) on the Money Market Borrowing Date (or 15 minutes prior to the time that the other Banks must have submitted their respective Money Market Quotes). Subject to Section 6.01, any Money Market Quote so made shall be irrevocable except with the written consent of the Agent given on the instructions of the Borrower.

                          (ii)       Each Money Market Quote shall specify:

                                  (A)      the proposed Money Market Borrowing
                          Date and the Stated Maturity Date therefor;

                                  (B)      the principal amounts of the Money
                          Market Loan which the quoting Bank is willing to make for the applicable Money Market Quote, which principal amounts (x) may be greater than or less than the Commitment of the quoting Bank, (y) shall be at least $2,500,000 or a larger integral multiple of $500,000, and (z) may not exceed the principal amount of the Money Market Borrowing for which offers were requested;

                                  (C)      the rate of interest per annum
                          (rounded upwards, to the nearest 1/10,000th of 1%) offered for each such Money Market Loan (such amounts being hereinafter referred to as the "Money Market Rate"); and

                                  (D)      the identity of the quoting Bank.

         Unless otherwise agreed by the Agent and the Borrower, no Money Market Quote shall contain qualifying, conditional or similar language or propose terms other than or in addition to those set forth in the applicable Money Market Quote Request (other than setting forth the maximum principal amounts of the Money Market Loan which the quoting Bank is willing to make for the applicable Interest Period) and, in particular, no Money Market Quote may be conditioned upon acceptance by the Borrower of all (or some specified minimum) of the principal amount of the Money Market Loan for which such Money Market Quote is being made.

                 (d) The Agent shall as promptly as practicable after the Money Market Quote is submitted (but in any event not later than 10:30 A.M. (Atlanta, Georgia time)) on the Money Market Borrowing Date, notify the Borrower of the terms (i) of any Money Market Quote submitted by a Bank that is in accordance with Section 2.02(c) and (ii) of any Money Market Quote that amends, modifies or is otherwise inconsistent with a previous Money Market Quote submitted by such Bank with respect to the same Money Market Quote Request. Any such subsequent Money Market Quote shall be disregarded by the Agent unless such subsequent Money Market Quote is submitted solely to correct a manifest error in such former Money Market Quote. The Agent's written notice to the Borrower shall specify (A) the principal amounts and maturity dates of the Money Market Borrowing for which offers have been received and (B) the respective principal amounts, maturity dates and Money Market Rates so offered by each Bank (identifying the Bank that made each Money Market Quote).

                 (e) The failure of the Borrower to notify the Agent of its acceptance on or before 12:00 P.M. (Atlanta, Georgia time) on the Money Market Borrowing Date of the offers so notified to it pursuant to Section 2.02(d) shall constitute a rejection of such offers. The Agent shall promptly notify each affected Bank of any acceptance or rejection of any offers. In the case of acceptance, such written notice shall specify the aggregate principal amount of offers (for each Stated Maturity Date) that are accepted. The Borrower may accept any Money Market Quote in whole or in part; provided that:

                 (i) the aggregate principal amount of each Money Market Borrowing may not exceed the applicable amount set forth in the related Money Market Quote Request;

                 (ii) the aggregate principal amount of each Money Market Loan comprising a Money Market Borrowing shall be at least $2,500,000 (and in larger multiples of $500,000 and any lesser amounts up to the limits of Money Market Loans permitted under Section 2.02(a)) but shall not cause the limits specified in Section 2.02(a) to be violated;

                 (iii) acceptance of offers may only be made in ascending order of Money Market Rates; and

                 (iv) the Borrower may not accept any offer where the Agent has advised the Borrower that such offer fails to comply with
         Section 2.02(c)(ii) or otherwise fails to comply with the requirements of this Agreement (including without limitation, Section 2.02(a)).

If offers are made by 2 or more Banks with the same Money Market Rates for a greater aggregate principal amount than the amount in respect of which offers are accepted for the related Stated Maturity Date, the principal amount of Money Market Loans in respect of which such offers are accepted shall be allocated by the Agent among such Banks as nearly as possible in proportion to the aggregate principal amount of such offers. Determinations by the Agent of the amounts of Money Market Loans shall be conclusive in the absence of manifest error.

                 (f) Any Bank whose offer to make any Money Market Loan has been accepted shall, not later than 1:00 P.M. (Atlanta, Georgia time) on the Money Market Borrowing Date, make the appropriate amount of such Money Market Loan available to the Agent at its address referred to in Section 9.01 in immediately available funds. The amount so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower on such date by depositing the same, in immediately available funds, not later than 3:00 P.M. (Atlanta, Georgia time), in an account of such Borrower maintained with Wachovia.

                 SECTION 2.03. Notes. (a) The Syndicated Loans of each Bank shall be evidenced by a single Syndicated Note payable to the order of such Bank for the account of its Lending Office in an amount equal to the original principal amount of such Bank's Commitment.

                 (b) The Money Market Loans made by any Bank to the Borrower shall be evidenced by a single Money Market Loan Note payable to the order of such Bank for the account of its Lending

Office in an amount equal to the original principal amount of the aggregate Commitments.

                 (c) Upon receipt of each Bank's Note pursuant to Section 3.01, the Agent shall mail such Note to such Bank. Each Bank shall record, and prior to any transfer of each of its Notes shall endorse on the schedule forming a part thereof appropriate notations to evidence, the date, amount and maturity of each Loan made by it, the date and amount of each payment of principal made by the Borrower with respect thereto and, with respect to Syndicated Loan Notes, whether such Loan is a Base Rate Loan or Euro-Dollar Loan, and such schedule shall constitute rebuttable presumptive evidence of the principal amount owing and unpaid on such Bank's Notes; provided that the failure of any Bank to make any such recordation or endorsement shall not affect the obligation of the Borrower hereunder or under the Notes. Each Bank is hereby irrevocably authorized by the Borrower so to endorse its Notes and to attach to and make a part of any Note a continuation of any such schedule as and when required.

                 SECTION 2.04. Maturity of Loans. (a) Each Loan included in any Borrowing shall mature, and the principal amount thereof shall be due and payable, on the last day of the Interest Period applicable to such Borrowing.

                 (b) Notwithstanding the foregoing, the outstanding principal amount of the Loans, if any, together with all accrued but unpaid interest thereon, if any, shall be due and payable on May 31, 1999, unless such original Termination Date is otherwise extended by each of the Banks, in its sole and absolute discretion. Upon the written request of the Borrower, which request shall be delivered to the Agent at least 90 days prior to May 31, 1997 or May 31, 1998 (each, an "Extension Date"), the Banks shall have the option (without any obligation whatsoever so to do) of extending the Termination Date for additional one-year periods. In the event that a Bank fails to give the Borrower and the Agent notice expressly agreeing to such extension of the Termination Date at least 60 days prior to the relevant Extension Date, then such failure shall be deemed to be a refusal of such Bank to so extend; provided, that the Termination Date shall not be extended with respect to any of the Banks unless the Required Banks are willing to extend the Termination Date and (x) the remaining Banks shall purchase ratable assignments (without any obligation so to do) from such terminating Bank (in the form of an Assignment and Acceptance) in accordance with their respective percentage of the remaining aggregate Commitments; provided, that, such Banks shall be provided such opportunity (which opportunity shall allow such Banks at least 5 Domestic Business Days in which to make a decision) prior to the Borrower finding another bank pursuant to the immediately succeeding clause (y); and, provided, further, that, should any of the remaining Banks elect not to purchase such an assignment, then, such other remaining Banks shall be entitled to purchase an assignment from any Terminating Bank which includes the ratable interest that was otherwise available to such non-purchasing remaining Bank or Banks, as the case may be, (y) the Borrower shall find another bank, reasonably acceptable to the Agent, willing to accept an assignment from such terminating Bank (in the form of an Assignment and Acceptance) or (z) the Borrower shall reduce the aggregate Commitments in an amount equal to the Commitment of any such terminating Bank.

                 SECTION 2.05. Interest Rates. (a) "Applicable Margin" means:

         (i) for any Base Rate Loan, 0%; and

         (ii) for any Euro-Dollar Loan for the period commencing on the Closing Date to and including the first Performance Pricing Determination Date, 0.275%; and from and after the first Performance Pricing Determination Date, for any Euro-Dollar Loan, the percentage determined on each Performance Pricing Determination Date by reference to the table set forth below as to such Loan and the ratio of Consolidated Funded Debt to Consolidated Cash Flow for the Fiscal Quarter ending immediately prior to such Performance Pricing Determination Date.

Ratio of Consolidated Funded Debt                  Applicable Margin
- ---------------------------------                  -----------------
to Consolidated Cash Flow
- ------------------------
           greater than/equal to  3.0                     0.50%

           greater than/equal to 2.0% but
           less than 3.0%                                 0.35%

           less than 2.0%                                 0.275%

         In determining interest for purposes of this Section 2.05 and fees for purposes of Section 2.06, the Borrower and the Banks shall refer to the Borrower's most recent consolidated quarterly and annual (as the case may be) financial statements delivered pursuant to Section 5.01(a) or (b), as the case may be. If such financial statements require a change in interest pursuant to this Section 2.05 or fees pursuant to Section 2.06, the Borrower shall deliver to the Agent, along with such financial statements, a notice to that effect, which notice shall set forth in reasonable detail the calculations supporting the required change. The "Performance Pricing Determination Date" is the date which is the last date on which such financial statements are permitted to be delivered pursuant to
Section 5.01(a) or (b), as applicable. Any such required change in interest and fees shall become effective on such Performance Pricing Determination Date, and shall be in effect until the next Performance Pricing Determination Date, provided that: (i) for Fixed Rate Loans, changes in interest shall only be effective for Interest Periods commencing on or after the Performance Pricing Determination Date; and (ii) no fees or interest shall be decreased pursuant to this Section 2.05 or Section 2.06 if a Default is in existence on the Performance Pricing Determination Date unless such Default is cured or waived by the Required Banks, provided that such decrease shall be effective solely from the date of such cure or waiver through the next Performance Pricing Determination Date.

                 (b) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Base Rate for such day plus the Applicable Margin. Such interest shall be payable for each Interest Period on the last day thereof. Any overdue principal of and, to the extent permitted by applicable law, overdue interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Default Rate.

                 (c) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the Applicable Margin plus the applicable Adjusted London Interbank Offered Rate for such Interest Period; provided that if any Euro-Dollar Loan shall, as a result of paragraph (1)(c) of the definition of Interest Period, have an Interest Period of less than 1 month, such Euro-Dollar Loan shall bear interest during such Interest Period at the rate applicable to Base Rate Loans during such period. Any overdue principal of and, to the extent permitted by law, overdue interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Default Rate.

                 The "Adjusted London Interbank Offered Rate" applicable to any Interest Period means a rate per annum equal to the quotient obtained (rounded upwards, if necessary, to the next higher 1/16th of 1%) by dividing (i) the applicable London Interbank Offered Rate for such Interest Period by (ii) 1.00 minus the Euro-Dollar Reserve Percentage.

                 The "London Interbank Offered Rate" applicable to any Euro-Dollar Loan means for the Interest Period of such Euro-Dollar Loan, the rate per annum determined on the basis of the offered rate for deposits in Dollars of amounts equal or comparable to the principal amount of such Euro-Dollar Loan offered for a term comparable to such Interest Period, which rates appear on the Telerate Page 3750 effective as of 11:00 A.M., London time, 2 Euro-Dollar Business Days prior to the first day of such Interest Period, provided that if no such offered rates appear on such page, the "London Interbank Offered Rate" for such Interest Period will be the arithmetic average (rounded upward, if necessary, to the next higher 1/100th of 1%) of rates quoted by not less than 2 major banks in New York City, selected by the Agent, at approximately 10:00 A.M., New York City time, 2 Euro-Dollar Business Days prior to the first day of such Interest Period, for deposits in Dollars offered by leading European banks for a period comparable to such Interest Period in an amount comparable to the principal amount of such Euro-Dollar Loan.

                 "Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents).

                 (d) Each Money Market Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Money Market Loan is made until it becomes due, at a rate per annum equal to the applicable Money Market Rate set forth in the relevant Money Market Quote. Such interest shall be payable on the Stated Maturity Date thereof, and, if the Stated Maturity Date occurs more than 90 days after the date of the relevant Money Market Loan, at intervals of 90 days after the first day thereof. Any overdue principal of and, to the extent permitted by law, overdue interest on any Money Market Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Default Rate.

                 (e) The Agent shall determine each interest rate applicable to the Loans hereunder. The Agent shall give prompt notice to the Borrower and the Banks by telecopier, telex or cable of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

                 SECTION 2.06. Fees. The Borrower shall pay to the Agent, for the ratable account of each Bank, a facility fee, calculated in the manner provided in the last paragraph of Section 2.05(a)(ii), on the aggregate amount of such Bank's Commitment (without taking into account the amount of the outstanding Loans made by such Bank), at a rate per annum equal to: (i) for the period commencing on the Closing Date to and including the first Performance Pricing Determination Date, 0.15%; and (ii) from and after the first Performance Pricing Determination Date, the percentage determined on each Performance Pricing Determination Date by reference to the table set forth below and the ratio of Consolidated Funded Debt to Consolidated Cash Flow for the Fiscal Quarter ending immediately prior to such Performance Pricing Determination Date:

Ratio of Consolidated Funded Debt                  Facility Fee
to Consolidated Cash Flow                          ------------
      greater than/equal to 3.0                        0.25%

      greather than/equal to 2.0% but
      less than 3.0%                                   0.20%

      less than  2.0%                                  0.15%

Such facility fees shall accrue from and including the Closing Date to but excluding the Termination Date and shall be payable on each March 31, June 30, September 30 and December 31 and on the Termination Date.

                 (b) The Borrower shall pay to the Agent, for the account and sole benefit of the Agent, such fees and other amounts at such times as set forth in the Agent's Letter Agreement.

                 SECTION 2.07. Optional Termination or Reduction of the Commitments. The Borrower may, upon at least 3 Domestic Business Days' notice to the Agent, terminate at any time, or proportionately reduce from time to time by an aggregate amount of at least $1,000,000 or any larger multiple of $500,000, the Commitments. If the Commitments are terminated in their entirety, all accrued fees (as provided under Section 2.06) shall be due and payable on the effective date of such termination and shall not thereafter accrue.

                 SECTION 2.08. Mandatory Reduction and Termination of Commitments. The Commitments shall terminate on the Termination Date and any Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date.

                 SECTION 2.09. Optional Prepayments. (a) The Borrower may, on any Domestic Business Day, by notice to the Agent prior to 10:30 A.M. (Atlanta, Georgia time) on such date, prepay any Base Rate Borrowing in whole at any time, or from time to time in part in amounts aggregating at least $500,000, or any larger multiple of $100,000 by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Base Rate Loans of the several Banks included in such Base Rate Borrowing.

                 (b) Subject to Section 8.05, the Borrower may, on any Euro-Dollar Business Day, by notice to the Agent prior to 10:30 A.M. (Atlanta, Georgia time) on such date, prepay any Fixed Rate Loan in whole at any time, or from time to time in part, prior to the maturity thereof, in amounts aggregating at least $1,000,000 (except that any such prepayment may be in any lesser amount equal to the entire outstanding balance of any relevant Fixed Rate Loan), by paying the principal amount to be prepaid together with accrued interest thereon to the date of the prepayment.

                 (c) Upon receipt of a notice of prepayment pursuant to this Section, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such prepayment and such notice shall not thereafter be revocable by the Borrower.

                 SECTION 2.10. Mandatory Prepayments. On each date on which the Commitments are reduced pursuant to Section 2.07 or Section 2.08, the Borrower shall repay or prepay such principal amount of the outstanding Loans, if any (together with interest accrued thereon), as may be necessary so that after such payment the aggregate unpaid principal amount of the Loans does not exceed the aggregate amount of the Commitments as then reduced. Each such payment or prepayment shall be applied ratably to the Loans of the Banks outstanding on the date of payment or prepayment in the following order of priority:(i) first, to Base Rate Loans; (ii) secondly, to Euro-Dollar Loans; and (iii) lastly, to Money Market Loans.

                 SECTION 2.11. General Provisions as to Payments. (a) The Borrower shall make each payment of principal of, and interest on, the Loans and of facility fees hereunder, not later than 10:30 A.M. (Atlanta, Georgia time) on the date when due, in Federal or other funds immediately available in Atlanta, Georgia, to the Agent at its address referred to in Section 9.01. The Agent will promptly distribute to each Bank its ratable share of each such payment received by the Agent for the account of the Banks.

                 (b) Whenever any payment of principal of, or interest on, the Base Rate Loans, Money Market Loans, or of facility fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day.

                 SECTION 2.12. Computation of Interest and Fees. Interest on Base Rate Loans (i) based on the Prime Rate shall be computed on the basis of a year of 365 days, and (ii) based on the Federal Funds Rate shall be computed on the basis of a year of 360 days, and (iii) all Base Rate Loans shall be paid for the actual number of days elapsed (including the first day but excluding the last day). Interest on Euro-Dollar Loans shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed, calculated as to each Interest Period from and including the first day thereof to but excluding the last day thereof. Facility fees and any other fees payable hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).


                                  ARTICLE III

                            CONDITIONS TO BORROWINGS

                 SECTION 3.01. Conditions to First Borrowing. The obligation of each Bank to make a Loan on the occasion of the first Borrowing is subject to the satisfaction of the conditions set forth in Section 3.02 and receipt by the Agent of the following (in sufficient number of counterparts (except as to the Notes) for delivery of a counterpart to each Bank and retention of one counterpart by the Agent):

                 (a) from each of the parties to the Loan Documents of either (i) a duly executed counterpart of each of the Loan

         Documents signed by such party or (ii) a telex or facsimile transmission stating that such party has duly executed a counterpart of each of the Loan Documents and sent such counterparts to the Agent;

                 (b) a duly executed Syndicated Loan Note and Money Market Loan Note for the account of each Bank complying with the provisions of Section 2.03;

                 (c) a duly executed Subsidiary Guaranty and Contribution Agreement from each Subsidiary Guarantor, both dated as of the Closing Date, substantially in the form of Exhibit G and Exhibit J, respectively;

                 (d) an opinion (together with any opinions of local counsel relied on therein) of (i) E. Michael Ingram, general counsel to the Borrower and its Subsidiaries, and (ii) Alston & Bird, special counsel for the Borrower and the Subsidiary Guarantors, in each case dated as of the Closing Date, substantially in the form of Exhibit B and covering such additional matters relating to the transactions contemplated hereby as the Agent or any Bank may reasonably request;

                 (e) an opinion of Jones, Day, Reavis & Pogue special counsel for the Banks and the Agent, dated the date of the Closing Date, substantially in the form of Exhibit C and covering such additional matters relating to the transactions contemplated hereby as the Agent or any Bank may reasonably request;

                 (f) a certificate, dated as of the Closing Date, signed on behalf of the Borrower by a principal financial officer of the Borrower, along with the financial statements and worksheets prepared by the Borrower used in connection with the preparation thereof, certifying that (i) no Default has occurred and is continuing on the Closing Date, and (ii) the representations and warranties of the Borrower contained in Article IV are true on and as of the Closing Date;

                 (g) all documents which the Agent or any Bank may reasonably request relating to the existence of the Borrower, the corporate authority for and the validity of this Agreement, the Notes, the Contribution Agreement, and the Subsidiary Guaranties, and any other matters relevant hereto, all in form and substance satisfactory to the Agent, including, without limitation, a certificate of the Borrower signed by the Secretary or an Assistant Secretary of the Borrower, certifying as to the names, true signatures and incumbency of the officer or officers of the Borrower and each Subsidiary Guarantor authorized to execute and deliver the Loan Documents, and certified copies of the following items: (i) Certificates of Incorporation, (ii) Bylaws, (iii) a certificate of the Secretary of State as to the good standing of the Borrower and each Subsidiary Guarantor, and (iv) the action taken by the Board of Directors of the Borrower and each Subsidiary Guarantor authorizing the execution, delivery and performance of this Agreement, the Notes and the other Loan Documents to which each is a party;

                 (h) a Notice of Borrowing or notification of acceptance pursuant to Section 2.02 of one or more Money Market Quotes, as applicable; and

                 (i) a letter agreement whereby the Existing Credit Agreement is terminated.

                 SECTION 3.02. Conditions to All Borrowings. The obligation of each Bank to make a Loan on the occasion of each Borrowing is subject to the satisfaction of the following conditions:

                 (a) receipt by the Agent of a Notice of Borrowing or notification pursuant to Section 2.02(e) of acceptance of one or more Money Market Quotes, as applicable;

                 (b) the fact that, immediately after such Borrowing, no Default shall have occurred and be continuing;

                 (c) the fact that the representations and warranties of the Borrower contained in Article IV of this Agreement shall be true on and as of the date of such Borrowing except for changes permitted herein and except to the extent that such representations and warranties relate solely to an earlier date; and

                 (d) the fact that, immediately after such Borrowing, the aggregate outstanding principal amount of the Loans of each Bank will not exceed the amount of its Commitment.

Each Borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the facts specified in paragraphs (b), (c) and (d) of this Section; provided that such Borrowing shall not be deemed to be such a representation and warranty to the effect set forth in Section 4.04(b) as to any event, act or condition having a Material Adverse Effect which has theretofore been disclosed in writing by the Borrower to the Banks if the aggregate outstanding principal amount of the Loans immediately after such Borrowing will not exceed the aggregate outstanding principal amount thereof immediately before such Borrowing. Provided, however, notwithstanding the immediately preceding proviso, the Borrower may make Money Market Requests irrespective of any Material Adverse Effect which has theretofore been disclosed in writing by the Borrower to the Banks.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                 On the Closing Date, and at such other times as specified in
Section 3.02, the Borrower represents and warrants that:

                 SECTION 4.01. Corporate Existence and Power. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, is duly qualified to transact business in every jurisdiction set forth on Schedule 4.01 and the failure of the Borrower to be so qualified in any other jurisdiction could not reasonably be expected to have or cause a Material Adverse Effect, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except where the failure to have any such licenses, authorizations, consents and approvals could not reasonably be expected to have or cause a Material Adverse Effect.

                 SECTION 4.02. Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by the Borrower of this Agreement, the Notes and the other Loan Documents (i) are within the Borrower's corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) require no action by or in respect of or filing with, any governmental body, agency or official, (iv) do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Borrower or of any material agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or any of its Subsidiaries, and (v) do not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

                 SECTION 4.03. Binding Effect. This Agreement constitutes a valid and binding agreement of the Borrower enforceable in accordance with its terms, and the Notes and the other Loan Documents to which the Borrower is a party, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of the Borrower enforceable in accordance with their respective terms, provided that the enforceability hereof and thereof is subject in each case to general principles of equity and to bankruptcy, insolvency, fraudulent transfer, and similar laws affecting the enforcement of creditors' rights generally.

                 SECTION 4.04. Financial Information. (a) The consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of May 31, 1995, and the related consolidated statements of income, shareholders' equity and cash flows for the Fiscal Year then ended, reported on by Arthur Andersen LLP, copies of which have been delivered to each of the Banks, fairly presents in all material respects, in conformity with GAAP (subject to normal, recurring, year-end audit adjustments), the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such dates and their consolidated results of operations and cash flows for such periods stated.

                 (b) Since February 29, 1996, there has been no event, act, condition or occurrence having a Material Adverse Effect. The Agent and the Banks acknowledge and agree that those certain restructuring and asset impairment charges against the assets of the Borrower and its Subsidiaries to be reflected in the financial statements for the Fiscal Quarter ending not later than August 31, 1996 in an amount not to exceed (i) $30,000,000 with respect to the Borrower and its Subsidiaries, and (ii) $48,000,000 with respect to the Borrower and its Subsidiaries, and GPS and Comerica on a combined basis (the "Asset Impairment Charges") shall not constitute a Material Adverse Effect.

                 SECTION 4.05. No Litigation. There is no action, suit or proceeding pending, or to the knowledge of the Borrower threatened, against or affecting the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official which could reasonably be expected to have or cause a Material Adverse Effect.

                 SECTION 4.06. Compliance with ERISA. (a) The Borrower and each member of the Controlled Group have fulfilled their obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC under Title IV of ERISA.

                 (b) Neither the Borrower nor any member of the Controlled Group is or ever has been obligated to contribute to any Multiemployer Plan.

                 SECTION 4.07. Compliance with Laws; Taxes. The Borrower and its Subsidiaries are in compliance with all applicable laws, regulations and similar requirements of governmental authorities, except where such compliance is being contested in good faith through appropriate proceedings. There have been filed on behalf of the Borrower and its Subsidiaries all Federal, state and local income, excise, property and other tax returns which are required to be filed by them and all taxes due pursuant to such returns or pursuant to any assessment received by or on behalf of the Borrower or any Subsidiary have been paid or contested as permitted by Section 5.15. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate. United States income tax returns of the Borrower and its Subsidiaries' have been examined and closed through the Fiscal Year ended May 31, 1992.

                 SECTION 4.08. Subsidiaries. Each of the Subsidiary Guarantors is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, is qualified to transact business in every jurisdiction set forth in Schedule 4.08 and the failure of any such Subsidiary Guarantor to be so qualified in any other jurisdictions could not reasonably be expected to have or cause a Material Adverse Effect, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except where the failure to have any such licenses, authorizations, consents and approvals could not reasonably be expected to have or cause a Material Adverse Effect. The Borrower has no Subsidiaries except for those Subsidiaries listed on Schedule 4.08, which accurately sets forth their respective jurisdictions of incorporation.

                 SECTION 4.09. Not an Investment Company. The Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                 SECTION 4.10. Ownership of Property; Liens. Each of the Borrower and its Consolidated Subsidiaries has title to its properties sufficient for the conduct of its business, and none of such property is subject to any Lien except as permitted in Section 5.09.

                 SECTION 4.11. No Default. Neither the Borrower nor any of its Consolidated Subsidiaries is in default under or with respect to any agreement, instrument or undertaking to which it is a party (including, without limitation, the Subsidiary Guaranties) or by which it or any of its property is bound which could reasonably be expected to have or cause a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

                 SECTION 4.12. Full Disclosure. All (i) information, whether written or oral, heretofore furnished by either the chief executive officer, chief financial officer, chief accounting officer, controller or chief legal officer of the Borrower, and (ii) written information heretofore furnished by any of the other employees of the Borrower, to the Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by such representatives of the Borrower to the Agent or any Bank will be, true, accurate and complete in every material respect or based on reasonable estimates on the date as of which such information is stated or certified. The Borrower has disclosed to the Banks in writing any and all facts known to the Borrower, after due inquiry, which could reasonably be expected to have or cause a Material Adverse Effect.

                 SECTION 4.13. Environmental Matters. (a) Neither the Borrower nor any Subsidiary is subject to any Environmental Liability which could reasonably be expected to have or cause a Material Adverse Effect and, to the best of the Borrower's knowledge, neither the Borrower nor any Subsidiary has been designated as a potentially responsible party under CERCLA or under any state statute similar to CERCLA. To the best of the Borrower's knowledge, none of the Properties has been identified on any current or proposed (i) National Priorities List under 40 C.F.R. Section 300, (ii) CERCLIS list or (iii) any list arising from a state statute similar to CERCLA.

                 (b) No Hazardous Materials are being, and, to the best of the Borrower's knowledge, have been, used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, managed or otherwise handled at, or shipped or transported to or from the Properties or are otherwise present at, on, in or under the Properties, or, to the best of the knowledge of the Borrower, without independent inquiry, at or from any adjacent site or facility, except for Hazardous Materials used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, managed, or otherwise handled in minimal amounts in the ordinary course of business in compliance in all material respects with all applicable Environmental Requirements.

                 (c) Borrower and each of its Subsidiaries is in compliance in all material respects with all Environmental Requirements in connection with the operation of the Properties and Borrower's and each of its Subsidiary's respective businesses.

                 SECTION 4.14. Capital Stock. All Capital Stock, debentures, bonds, notes and all other securities of the Borrower and its Subsidiaries presently issued and outstanding are validly and properly issued in accordance with all applicable laws, including but not limited to, the "Blue Sky" laws of all applicable states and the federal securities laws. The issued shares of Capital Stock of the Borrower's Wholly Owned Subsidiaries is owned by the Borrower free and clear of any Lien or adverse claim. At least a majority of the issued shares of Capital Stock of each of the Borrower's other Subsidiaries (other than Wholly Owned Subsidiaries) is owned by the Borrower free and clear of any Lien or adverse claim.

                 SECTION 4.15. Margin Stock. Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of purchasing or carrying any Margin Stock, and no part of the proceeds of any Loan will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock, or be used for any purpose which violates, or which is inconsistent with, the provisions of Regulation X.

                 SECTION 4.16. Insolvency. After giving effect to the execution and delivery of the Loan Documents and the making of the Loans under this Agreement, the Borrower will not be "insolvent," within the meaning of such term as used in O.C.G.A. Section 18-2-22 or as defined in Section 101 of Title 11 of the United States Code, as amended from time to time, or be unable to pay its debts generally as such debts become due, or have an unreasonably small capital to engage in any business or transaction, whether current or contemplated.


                                   ARTICLE V

                                   COVENANTS

                 The Borrower agrees that, from and after the Closing Date and for so long as any Bank has any Commitment hereunder or any amount payable hereunder or under any Note remains unpaid:

                 SECTION 5.01. Information. The Borrower will deliver to each of the Banks:

                 (a) as soon as available and in any event within 95 days after the end of each Fiscal Year, Financial Statements (Annual) of
         (1) the Borrower on a consolidated basis, all certified by Arthur Andersen LLP or other independent public accountants of nationally recognized standing, with such certification to be free of exceptions and qualifications not acceptable to the Required Banks (provided, that delivery pursuant to paragraph (i) below of copies of the Annual Report on Form 10-K of the Borrower for such Fiscal Year filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 5.01(a)(1)), (2) GPS on a consolidated basis, all certified by Arthur Andersen LLP or other independent public accountants of nationally recognized standing, with such certification to be free of exceptions and qualifications not acceptable to the Required Banks (provided, that such Financial Statements (Annual) for GPS solely for the Fiscal Year ending May 31, 1996 may be certified as to fairness of presentation in all material respects, generally accepted accounting principles and consistency by the chief financial officer or the chief accounting officer of the Borrower), (3) the Borrower and its Consolidated Subsidiaries, all certified as to fairness of presentation in all material respects, generally accepted accounting principles and consistency by the chief financial officer or the chief accounting officer of the Borrower, and
         (4) Comerica, all certified as to fairness of presentation in all material respects, generally accepted accounting principles and consistency by the chief financial officer or the chief accounting officer of the Borrower;

                 (b) as soon as available and in any event within 50 days after the end of each of the first three quarters of each Fiscal Year, Financial Statements (Quarterly) of (1) the Borrower on a consolidated basis, all certified as to fairness of presentation in all material respects, generally accepted accounting principles and consistency by the chief financial officer or the chief accounting officer of the Borrower, (provided, that delivery pursuant to clause (g) below of copies of the Quarterly Report on Form 10-Q of the Borrower for such Fiscal Quarter filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 5.01(b)), (2) GPS on a consolidated basis, all certified as to fairness of presentation in all material respects, generally accepted accounting principles and consistency by the chief financial officer or the chief accounting officer of the Borrower, (3) the Borrower and its Consolidated Subsidiaries, all certified as to fairness of presentation in all material respects, generally accepted accounting principles and consistency by the chief financial officer or the chief accounting officer of the Borrower, and (4) Comerica, all certified as to fairness of presentation in all material respects, generally accepted accounting principles and consistency by the chief financial officer or the chief accounting officer of the Borrower;

                 (c) simultaneously with the delivery of each set of financial statements referred to in Sections 5.01(a) and (b) above, a certificate, substantially in the form of Exhibit F (a "Compliance Certificate"), of the chief financial officer or the chief accounting officer of the Borrower (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Sections 5.03 through 5.09, inclusive, on the date of such financial statements and (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

                 (d) within 5 Domestic Business Days after the delivery of each set of annual financial statements referred to in paragraph (a) above, a statement of the firm of independent public accountants which reported on such statements to the effect that nothing has come to their attention in the course of their audit to cause them to believe that any Default existed on the date of such financial statements;

                 (e) within 5 Domestic Business Days after the chief executive officer, chief financial officer, chief accounting officer, controller or chief legal officer of the Borrower (or any other individual having similar duties and responsibilities as any of the foregoing although not having the same title) becomes aware of the occurrence of any Default, a certificate of the chief financial officer or the chief accounting officer or such other Person of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

                 (f) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

                 (g) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and annual, quarterly or monthly reports which the Borrower shall have filed with the Securities and Exchange Commission;

                 (h) if and when any member of the Controlled Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might reasonably be expected to constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA, a copy of such notice; or (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any Plan, a copy of such notice;

                 (i) from time to time such additional information regarding the financial position or business of the Borrower and its Subsidiaries as the Agent, at the request of any Bank, may reasonably request;

                 (j) copies of the Borrower's and each Operating Subsidiary's investment policy formally approved by its respective Board of Directors on the Closing Date and within 14 Domestic Business Days of any subsequent change therein; and

                 (k) on the first Domestic Business Day which is 95 days after the Closing Date, a certificate, dated as of such date, signed on behalf of the Borrower by a principal financial officer of the Borrower, along with the financial statements and worksheets prepared by the Borrower used in connection with the preparation thereof, certifying that (i) no Default has occurred and is continuing on the Closing Date, and (ii) the representations and warranties of the Borrower contained in Article IV are true on and as of such date.

                 SECTION 5.02. Inspection of Property, Books and Records. The Borrower will (i) keep, and cause each Subsidiary to keep, proper books of record and account in which full, true and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities; and (ii) permit, and cause each Subsidiary to permit, representatives of any Bank, after notice to an officer of the Borrower or any Subsidiary, at such Bank's expense during any period in which a Default is not in existence and at the Borrower's expense after the occurrence and during the continuation of a Default to visit (which date of visit shall be mutually agreed upon but shall not be later than 2 Domestic Business Days after the date requested by such Bank) and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants. The Borrower agrees to cooperate and assist in such visits and inspections, in each case at such reasonable times and as often as may reasonably be desired. Notwithstanding the foregoing, during any period in which a Default is not in existence, no Bank may engage in (i) more than 2 inspections per Fiscal Year or (ii) discussions with the Borrower's independent public accountants, unless the Borrower shall have otherwise consented to same.

                 SECTION 5.03. Ratio of Consolidated Funded Debt to Consolidated Cash Flow. Commencing with the Fiscal Quarter ending May 31, 1996, the ratio of Consolidated Funded Debt to Consolidated Cash Flow, shall as at the end of each Fiscal Quarter be less than 4.0 to 1.0.

                 SECTION 5.04. Minimum Consolidated Net Worth. Commencing with the Fiscal Quarter ending May 31, 1996, Consolidated Net Worth, as at the end of each Fiscal Quarter, will not be less than 90% of the Consolidated Net Worth as at the Closing Date, plus (i) 50% of cumulative Consolidated Net Income after the Closing Date (taken as one accounting period), calculated quarterly at the end of each Fiscal Quarter, but excluding from such calculations of Consolidated Net Income for purposes of this clause (i), any Fiscal Quarter in which the Consolidated Net Income of the Borrower and its Consolidated Subsidiaries is negative, plus (ii) 100% of the cumulative Net Proceeds of Capital Stock received or deemed received during any period after the Closing Date, calculated quarterly at the end of each Fiscal Quarter, minus (iii) the Asset Impairment Charges.

                 SECTION 5.05. Restricted Payments. The Borrower will not declare or make any Restricted Payment during any Fiscal Year unless, after giving effect thereto, the aggregate of all Restricted Payments declared or made during such Fiscal Year does not exceed $10,000,000 and no Default shall be in existence (which has not been specifically waived in writing pursuant to Section 9.06) either immediately preceding or succeeding the making or declaration of any such Restricted Payment.

                 SECTION 5.06. Fixed Charge Coverage. Tested as at the end of each Fiscal Quarter, commencing with the Fiscal Quarter ending May 31, 1996, the ratio of (x) Income Available for Fixed Charges to (y) Consolidated Fixed Charges, shall be greater than or equal to (i) 2.875 to 1.0 for the four Fiscal Quarters ending respectively May 31, 1996, August 31, 1996, November 30, 1996, and February 28, 1997, and (ii) 3.0 to 1.0 for all other Fiscal Quarters thereafter.

                 SECTION 5.07. Loans or Advances. Neither the Borrower nor any of its Subsidiaries shall make loans or advances to any Person except: (i) loans or advances to employees not exceeding $1,000,000 in the aggregate principal amount outstanding at any time for the Borrower and its Subsidiaries, in each case made in the ordinary course of business and consistent with practices existing on the Closing Date, (ii) deposits required by government agencies or public utilities, (iii) loans or advances to Subsidiary Guarantors or to the Borrower, (iv) travel advances to employees not exceeding $500,000 in the aggregate principal amount outstanding at any time for the Borrower and its Subsidiaries, in each case made in the ordinary course of business and consistent with practices existing on the Closing Date, (v) loans or advances by the Borrower to GPS not exceeding the aggregate outstanding sum of (x) $125,000,000 minus (y) Investments made under Section 5.08(iv), and (vi) loans or advances by the Borrower to Comerica not exceeding the aggregate outstanding sum of (x) $18,000,000 minus (y) Investments made under Section 5.08(v), and
(vii) loans or advances by the Borrower to GPS evidenced by the GPS Subordinated Notes; provided that after giving effect to the making of any loans, advances or deposits permitted by clause (i), (ii), (iii), (iv), (v) and (vi) of this Section, no Default shall be in existence (which has not been specifically waived in writing pursuant to Section 9.06).

                 SECTION 5.08. Investments; Acquisitions. (a) Neither the Borrower nor any of its Subsidiaries shall make Investments in any Person except as permitted by Section 5.07 and except the following Investments (provided such Investments do not violate Section 5.08(b)) (i) absent the existence of an Event of Default, made in accordance with Borrower's or Subsidiary's investment policy formally approved by its respective Board of Directors from time to time, (ii) in Subsidiary Guarantors, and/or (iii) in Subsidiaries which are formed for the sole purpose of (1) merging into Persons that will become Subsidiary Guarantors in accordance with Section 5.10, or (2) acquiring the assets or stock of Persons and thereafter becoming Subsidiary Guarantors in accordance with Section 5.10 or (3) existing as non-Operating Subsidiaries, provided all such Investments in non-Operating Subsidiaries shall not exceed $50,000 in the aggregate, (iv) an Investment by the Borrower or any Subsidiary Guarantor in GPS not exceeding the aggregate sum of (x) $125,000,000 minus (y) loans or advances made under Section 5.07(v), (v) an Investment by the Borrower or any Subsidiary Guarantor in Comerica not exceeding the aggregate sum of (x) $18,000,000 minus (y) loans or advances made under Section 5.07(vi), and/or (vi) capital contributions of assets as permitted by Section 5.13; provided, that this Section shall not prohibit (1) the Borrower's Guarantee of certain obligations of Technology Sales and Leasing Co., Inc., or any other Subsidiary Guarantor in connection with the Equipment Lease Agreements, but solely to the extent that such Guarantees and the Debt Guaranteed pursuant thereto are not prohibited by any other terms of this Agreement, or (2) Guarantees permitted by the proviso set forth in Section 5.22.

                 (b) Without the prior written consent of the Required Banks, the Borrower will not, and it will not permit any Subsidiary to, acquire, whether directly or through the purchase of stock, convertible notes or otherwise, any assets other than the acquisition of the loans, advances and investments permitted by Section 5.07 and 5.08(a), the assets of a Subsidiary Guarantor, or of fixed assets (which fixed assets do not constitute all or substantially all of the assets of the Person from whom such assets are acquired) unless (x) such acquisition is of a business which is similar (as to product sold or service rendered) to the Borrower's, any relevant Subsidiary's, or, as the same exists as of the Closing Date, GPS's or Comerica's business,
(y) such acquisition is to be made upon a negotiated basis with the approval of the board of directors of the Person to be acquired, or of the percentage of ownership interests required by the charter documents of such Person to approve any such acquisition, and (z) no Default shall be in existence or be caused thereby (which has not been specifically waived in writing pursuant to Section 9.06).

                 SECTION 5.09. Negative Pledge. Neither the Borrower nor any Consolidated Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except for the following:

                 (a) Liens existing on the date of this Agreement securing Debt outstanding on the date of this Agreement in an aggregate principal amount not exceeding $28,000,000;

                 (b) any Lien existing on any asset of any corporation at the time such corporation becomes a Consolidated Subsidiary and not created in contemplation of such event;

                 (c) any Lien on any asset securing Debt (including, without limitation, a capital lease) incurred or assumed for the purpose of financing all or any part of the cost of acquiring or constructing such asset, provided that such Lien attaches to such asset concurrently with or within 18 months after the acquisition or completion of construction thereof;

                 (d) any Lien on any asset of any corporation existing at the time such corporation is merged or consolidated with or into the Borrower or a Consolidated Subsidiary and not created in contemplation of such event;

                 (e) any Lien existing on any asset prior to the acquisition thereof by the Borrower or a Consolidated Subsidiary and not created in contemplation of such acquisition;

                 (f) Liens securing Debt owing by any (i) Subsidiary to the Borrower or (ii) Subsidiary Guarantor to another Subsidiary Guarantor;

                 (g) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing paragraphs of this Section, provided that (i) such Debt is not secured by any additional assets, and (ii) the amount of such Debt secured by any such Lien is not increased;

                 (h) Liens incidental to the conduct of its business or the ownership of its assets, including, without limitation, Liens of materialmen and landlords, which (i) do not secure Debt and (ii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business;

                 (i) any Lien in respect of any taxes which are either (x) not, as at any date of determination, due and payable or (y) being contested in good faith as permitted by Section 5.15;

                 (j) Liens in respect of judgments or awards for which appeals or proceedings for review are being prosecuted and in respect of which a stay of execution upon any such appeal or proceeding for review shall have been secured, provided that such Person shall have established reserves which are adequate under GAAP for such judgments or awards;

                 (k) Liens existing on the date of this Agreement created by NDPS on certain of its assets, and securing certain indemnity obligations of NDPS to the sellers of the merchant credit card processing contracts;

                 (l) Liens securing the Borrower's or any Subsidiary Guarantor's recourse obligations under any Equipment Lease Agreements as the same may be Guaranteed by the Borrower from time to time; provided, that such Liens shall only attach to property which has been sold to the respective Equipment Lease Party; and

                 (m) Liens not otherwise permitted by the foregoing paragraphs of this Section securing Debt (other than indebtedness represented by the Notes) in an aggregate principal amount at any time outstanding not to exceed $5,000,000.

Provided Liens permitted by the foregoing paragraphs (a) through (m) inclusive (excluding (l) therefrom) shall at no time secure Debt in an aggregate amount greater than $55,000,000.

                 SECTION 5.10. Future Subsidiaries. The Borrower shall cause all of its Operating Subsidiaries not existing as of the date hereof to execute and deliver counterparts of the Subsidiary Guaranty and Contribution Agreement in substantially the same form as set forth therefor, respectively, in Exhibits G and J, and other Loan Documents related thereto, as requested by the Agent, within 25 Business Days of the creation or acquisition of any such Operating Subsidiary by the Borrower. The delivery of such documents and instruments shall be accompanied by such other documents as the Agent may reasonably request (e.g., certificates of incorporation, articles of incorporation and bylaws, opinion letters, and appropriate resolutions of the Board of Directors of any such Subsidiary Guarantor).

                 SECTION 5.11. Maintenance of Existence. The Borrower shall, and shall cause each Subsidiary to, maintain its legal existence and carry on its business in substantially the same industry as such business shall be carried on on the date of the first Borrowing hereunder; provided, that (i) the Borrower may dissolve Subsidiaries pursuant to Section 5.12, (ii) the Borrower or any Subsidiary may discontinue a business line pursuant to Section 5.13, and
(iii) the Borrower or any Subsidiary may carry on additional lines of business of an immaterial nature in an industry different from the industry in which their respective business shall be carried on on the date of the first Borrowing hereunder.

                 SECTION 5.12. Dissolution. Neither the Borrower nor any of its Operating Subsidiaries shall suffer or permit dissolution ("dissolution" shall not include the conversion of a limited liability company to a corporation or vice versa) or liquidation either in whole or in part or redeem or retire (other than in connection with (i) a put of the membership interests of GPS owned by Mastercard International Incorporated to GPS as may be required by that certain Asset Purchase and Contribution Agreement dated as of February 22, 1996, or (ii) the Borrower's stock repurchase program, including any successor programs substantially similar thereto, in existence on the Closing Date) any shares of its own stock (or in the case of a limited liability company, the members' equivalent equity interest) or that of any Operating Subsidiary, except through reorganization to the extent permitted by Section 5.13; provided, that the Borrower may dissolve Subsidiaries from time to time if (i) the Board of Directors of the Borrower has determined that such dissolution is desirable, and (ii) the Borrower has provided the Banks with evidence satisfactory to the Required Banks, in their reasonable judgment, that such dissolution could not reasonably be expected to have or cause a Material Adverse Effect.

                 SECTION 5.13. Consolidations, Mergers and Sales of Assets. The Borrower will not, nor will it permit any Subsidiary to, consolidate or merge with or into, or sell, lease or otherwise transfer all or any substantial part of its assets (excluding therefrom the Borrower's membership interests in GPS) to, any other Person, or discontinue or eliminate any Operating Subsidiary or business segment, provided that (a) the Borrower may merge with another Person if (i) such Person was organized under the laws of the United States of America or one of its states, (ii) the Borrower is the corporation surviving such merger and (iii) immediately after giving effect to such merger, no Default shall have occurred and be continuing, (b) Subsidiary Guarantors may merge with and sell assets to, one another and the Borrower, (c) the Borrower and the Subsidiaries may eliminate or discontinue business lines and segments from time to time if such action (i) has been approved by the Board of Directors of the Borrower, and (ii) the Borrower or any such Subsidiary provides all of the Banks with evidence satisfactory to the Required Banks, in their reasonable judgment, that such elimination or discontinuance will not jeopardize the Borrower's or any Subsidiary Guarantor's ability to perform under any of the Loan Documents, (d) so long as no Default shall be in existence either immediately prior to or following any asset disposition, the Borrower may sell or otherwise dispose of (x) assets of the

Borrower and other Subsidiaries to GPS not exceeding an aggregate book value equal to $17,300,000, (y) any of its Equipment Lease Agreements and (z) any of its other assets in an amount of up to $10,000,000 in fair market value during each consecutive 12 month period, (e) during the existence of a Default which does not constitute an Event of Default, the Borrower may continue to enter into Equipment Leases Agreements on the same terms on which such sales customarily were consummated prior to such Default, and (f) Subsidiaries which are formed for the sole purpose of (1) merging into Persons that will become Subsidiary Guarantors in accordance with Section 5.10, or (2) acquiring the assets or stock of Persons and thereafter becoming Subsidiary Guarantors in accordance with Section 5.10, may merge with such Persons or consolidate those Persons' assets with the assets of those Subsidiaries.

                 SECTION 5.14. Use of Proceeds. The proceeds of the Loans may be used for the Borrower's general corporate purposes not otherwise prohibited herein (including, without limitation, pursuant to Section 5.08(b)). No portion of the proceeds of the Loans will be used by the Borrower (i) in connection with any hostile tender offer for, or other hostile acquisition of, stock of any corporation with a view towards obtaining control of such other corporation,
(ii) directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any Margin Stock, or (iii) for any purpose in violation of any applicable law or regulation.

                 SECTION 5.15. Compliance with Laws; Payment of Taxes. The Borrower will, and will cause each of its Subsidiaries and each member of the Controlled Group to, comply in all material respects with applicable laws (including but not limited to ERISA), regulations and similar requirements of governmental authorities (including but not limited to PBGC), except where the necessity of such compliance is being contested in good faith through appropriate proceedings. The Borrower will, and will cause each of its Subsidiaries to, pay, prior to the accrual of any penalty in respect thereof, all taxes, assessments, governmental charges, claims for labor, supplies, rent and other obligations which, if unpaid, might become a Lien against the property of the Borrower or any Subsidiary, except liabilities being contested in good faith and against which, if reasonably requested by the Agent, the Borrower will set up reserves in accordance with GAAP.

                 SECTION 5.16. Insurance. The Borrower will maintain, and will cause each of its Subsidiaries to maintain (either in the name of the Borrower or in such Subsidiary's own name), with financially sound and reputable insurance companies, insurance on all its property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies of established repute engaged in the same or similar business.

                 SECTION 5.17. Change in Fiscal Year. The Borrower will not change its Fiscal Year without the consent of the Required Banks, which consent shall not be unreasonably withheld.

                 SECTION 5.18. Maintenance of Property. The Borrower shall, and shall cause each Subsidiary to, maintain all of its properties and assets in good condition, repair and working order, ordinary wear and tear excepted.

                 SECTION 5.19. Environmental Notices. Upon obtaining knowledge thereof, the Borrower shall furnish to the Banks prompt written notice of all Environmental Liabilities, pending, threatened or anticipated Environmental Proceedings, Environmental Notices, Environmental Judgments and Orders, and Environmental Releases at, on, in, under or in any way affecting the Properties or any adjacent property, and all facts, events, or conditions that could lead to any of the foregoing if any of the foregoing could reasonably be expected to have or cause a Material Adverse Effect; provided, that should the Borrower or any Subsidiary receive any written notice with respect to any of the foregoing, then the Borrower shall provide the Banks and the Agent with a copy of same, regardless of whether the facts, events or conditions described therein might have or cause a Material Adverse Effect.

                 SECTION 5.20. Environmental Matters. The Borrower will not, and will not permit any Third Party to, use, produce, manufacture, process, treat, recycle, generate, store, dispose of, manage at, or otherwise handle, or ship or transport to or from the Properties any Hazardous Materials except for Hazardous Materials used, produced, manufactured, processed, treated, recycled, generated, stored, disposed, managed, or otherwise handled in the ordinary course of business in compliance in all material respects with all applicable Environmental Requirements.

                 SECTION 5.21. Environmental Release. The Borrower agrees that upon the occurrence of an Environmental Release it will act promptly to investigate the extent of, and to take appropriate remedial action to remedy, such Environmental Release, to the extent required by any applicable Environmental Requirement or any Environmental Judgment and Order.

                 SECTION 5.22. Transactions with Affiliates. Neither the Borrower nor any of its Subsidiaries shall enter into, or be a party to, any transaction with any Affiliate of the Borrower or such Subsidiary (which Affiliate is not the Borrower or a Wholly Owned Subsidiary), except (i) as permitted by law and in the ordinary course of business and pursuant to reasonable terms which are no less favorable to Borrower or such Subsidiary than would be obtained in a comparable arm's length transaction with a Person which is not an Affiliate, and (ii) the issuance and acceptance of the GPS Subordinated Notes. Provided, however, neither the Borrower nor any of its Subsidiaries shall execute a Guarantee for the benefit of GPS or Comerica without the prior written consent of the Required Banks except for Guarantees to third parties for the benefit of GPS or Comerica resulting from the assumption of liabilities of the Borrower or a Subsidiary owed to such third parties by GPS or Comerica, respectively.


                                   ARTICLE VI

                                    DEFAULTS

                 SECTION 6.01. Events of Default. If one or more of the following events ("Events of Default") shall have occurred and be continuing at any time:

                 (a) the Borrower shall fail to pay when due any principal of any Loan or shall fail to pay any interest on any Loan within 3 Domestic Business Days after such interest shall become due, or shall fail to pay any fee or other amount payable hereunder within 5 Domestic Business Days after such fee or other amount becomes due; or

                 (b) the Borrower shall fail to observe or perform any covenant contained in Section 5.02(ii), or Sections 5.03 to 5.14, inclusive; or

                 (c) the Borrower shall fail to observe or perform any covenant or agreement contained or incorporated by reference in this Agreement (other than those covered by paragraph (a) or (b) above) and such failure shall not have been cured within 30 days after the earlier to occur of (i) written notice thereof has been given to the Borrower by the Agent at the request of any Bank or (ii) the Borrower otherwise becomes aware of any such failure; or

                 (d) any representation, warranty, certification or statement made or incorporated by reference in Article IV or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect or misleading in any material respect when made (or deemed made); or

                 (e) the Borrower or any Subsidiary shall fail to make any payment in respect of Debt outstanding in the aggregate principal amount of $5,000,000 or greater (other than (i) the Notes and (ii) Debt held by the Borrower owed by a Consolidated Subsidiary or Debt held by a Consolidated Subsidiary owed by the Borrower) when due or within any applicable grace period; or

                 (f) an "Event of Default" shall occur under any of the other Loan Documents; provided, that, should any such "Event of Default" be waived by the Required Banks, then, such waiver shall operate as a waiver of an Event of Default arising under this Section 6.01(f) as a result of same; or

                 (g) any event or condition shall occur which results in the acceleration of the maturity of Debt outstanding of the Borrower or any Subsidiary (other than (i) the Notes and (ii) Debt held by the Borrower owed by a Consolidated Subsidiary or Debt held by a Consolidated Subsidiary owed by the Borrower) in the aggregate principal amount of $5,000,000 or greater (including, without limitation, any "put" of such Debt to the Borrower or any Subsidiary) or enables (or, with the giving of notice or lapse of time or both, would enable) the holders of such Debt or any Person acting on such holders' behalf to accelerate the maturity thereof (including, without limitation, any "put" of such Debt to the Borrower or any Subsidiary); or

                 (h) the Borrower or any Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

                 (i) an involuntary case or other proceeding shall be commenced against the Borrower or any Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower or any Subsidiary under the federal bankruptcy laws as now or hereafter in effect; or

                 (j) the Borrower or any member of the Controlled Group shall fail to pay when due any material amount which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans shall be filed under Title IV of ERISA by the Borrower, any member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Plan or Plans or a proceeding shall be instituted by a fiduciary of any such Plan or Plans to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Plan or Plans must be terminated; or the Borrower or any other member of the Controlled Group shall enter into, contribute or be obligated to contribute to, terminate or incur any withdrawal liability with respect to, a Multiemployer Plan; provided, that no Default or Event of Default shall arise under this paragraph (j) so long as the maximum potential liability to the Borrower or any member of the Controlled Group shall be not greater than $500,000; or

                 (k) one or more judgments or orders for the payment of money in an aggregate amount in excess of $2,000,000, shall be rendered against the Borrower or any Subsidiary and such judgment or order shall continue unsatisfied and unstayed for a period of 30 days; or

                 (l) a federal tax lien shall be filed against the Borrower under Section 6323 of the Code or a lien of the PBGC shall be filed against the Borrower under Section 4068 of ERISA and in either case such lien shall (i) secure an obligation, or asserted obligation, in excess of $500,000 and (ii) remain undischarged or unstayed for a period of 30 days after the date of filing; or

                 (m) (i) any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 20% or more of the outstanding shares of the voting stock of the Borrower; or (ii) as of any date a majority of the Board of Directors of the Borrower consists of individuals who were not either (A) directors of the Borrower as of the corresponding date of the previous year, (B) selected or nominated to become directors by the Board of Directors of the Borrower of which a majority consisted of individuals described in clause (A), or (C) selected or nominated to become directors by the Board of Directors of the Borrower of which a majority consisted of individuals described in clause (A) and individuals described in clause (B); or

                 (n) (i) any of the Subsidiary Guaranties shall cease to be enforceable or (ii) the Borrower or any Subsidiary Guarantor shall assert that any Loan Document is not enforceable.

then, and in every such event, (i) the Agent shall, if requested by the Required Banks, by notice to the Borrower terminate the Commitments and they shall thereupon terminate, (ii) any Bank may terminate its obligation to fund a Money Market Loan in connection with any relevant Money Market Quote, and (iii) the Agent shall, if requested by the Required Banks, by notice to the Borrower declare the Notes (together with accrued interest thereon) to be, and the Notes shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower together with interest at the Default Rate accruing on the principal amount thereof from and after the date of such Event of Default; provided that if any Event of Default specified in paragraph (h) or (i) above occurs with respect to the Borrower, without any notice to the Borrower or any other act by the Agent or the Banks, the Commitments shall thereupon terminate and the Notes (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower together with interest thereon at the Default Rate accruing on the principal amount thereof from and after the date of such Event of Default. Notwithstanding the foregoing, the Agent shall have available to it all other remedies at law or equity, and shall exercise any one or all of them at the request of the Required Banks.

                 SECTION 6.02. Notice of Default. The Agent shall give notice to the Borrower of any Default under Section 6.01(c) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.

                                  ARTICLE VII

                                   THE AGENT

                 SECTION 7.01. Appointment; Powers and Immunities. Each Bank hereby irrevocably appoints and authorizes the Agent to act as its agent hereunder and under the other Loan Documents with such powers as are specifically delegated to the Agent by the terms hereof and thereof, together with such other powers as are reasonably incidental thereto. The Agent: (a) shall have no duties or responsibilities except as expressly set forth in this Agreement and the other Loan Documents, and shall not by reason of this Agreement or any other Loan Document be a trustee for any Bank; (b) shall not be responsible to the Banks for any recitals, statements, representations or warranties contained in this Agreement or any other Loan Document, or in any certificate or other document referred to or provided for in, or received by any Bank under, this Agreement or any other Loan Document, or for the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or any other document referred to or provided for herein or therein or for any failure by the Borrower to perform any of its obligations hereunder or thereunder; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Loan Document except to the extent requested by the Required Banks, and then only on terms and conditions satisfactory to the Agent, and (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other Loan Document or any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or wilful misconduct. The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Other than Section 7.09, the provisions of this Article VII are solely for the benefit of the Agent and the Banks, and the Borrower shall not have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement and under the other Loan Documents, the Agent shall act solely as agent of the Banks and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Borrower. The duties of the Agent shall be ministerial and administrative in nature, and the Agent shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of any Bank.

                 SECTION 7.02. Reliance by Agent. The Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telefax, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants or other experts selected by the Agent. As to any matters not expressly provided for by this Agreement or any other Loan Document, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and thereunder in accordance with instructions signed by the Required Banks, and such instructions of the Required Banks in any action taken or failure to act pursuant thereto shall be binding on all of the Banks.

                 SECTION 7.03. Defaults. The Agent shall not be deemed to have knowledge of the occurrence of a Default or an Event of Default (other than the nonpayment of principal of or interest on the Loans) unless the Agent has received notice from a Bank or the Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice of the occurrence of a Default or an Event of Default, the Agent shall give prompt notice thereof to the Banks. The Agent shall give each Bank prompt notice of each nonpayment of principal of or interest on the Loans whether or not it has received any notice of the occurrence of such nonpayment. The Agent shall (subject to Section 9.06) take such action hereunder with respect to such Default or Event of Default as shall be directed by the Required Banks, provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks.

                 SECTION 7.04. Rights of Agent as a Bank. With respect to the Loans made by it, Wachovia in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as the Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include Wachovia in its individual capacity. The Agent may (without having to account therefor to any Bank) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Borrower (and any of its Affiliates) as if it were not acting as the Agent, and the Agent may accept fees and other consideration from the Borrower (in addition to any agency fees and arrangement fees heretofore agreed to between the Borrower and the Agent) for services in connection with this Agreement or any other Loan Document or otherwise without having to account for the same to the Banks.

                 SECTION 7.05. Indemnification. Each Bank severally agrees to indemnify the Agent, to the extent the Agent shall not have been reimbursed by the Borrower, ratably in accordance with its Commitment, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, counsel fees and disbursements) or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or any other Loan Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (excluding, unless an Event of Default has occurred and is continuing, the normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or any such other documents; provided, however that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or wilful misconduct of the Agent. If any indemnity furnished to the Agent for any purpose shall, in the opinion of the Agent, be insufficient or become impaired, the Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

                 SECTION 7.06. Payee of Note Treated as Owner. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Agent and the provisions of Section 9.08(c) have been satisfied. Any requests, authority or consent of any Person who at the time of making such request or giving such authority or consent is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of that Note or of any Note or Notes issued in exchange therefor or replacement thereof.

                 SECTION 7.07. Nonreliance on Agent and Other Banks. Each Bank agrees that it has, independently and without reliance on the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Loan Documents. The Agent shall not be required to keep itself informed as to the performance or observance by the Borrower of this Agreement or any of the other Loan Documents or any other document referred to or provided for herein or therein or to inspect the properties or books of the Borrower or any other Person. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Agent hereunder or under the other Loan Documents, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Borrower or any other Person (or any of their Affiliates) which may come into the possession of the Agent.

                 SECTION 7.08. Failure to Act. Except for action expressly required of the Agent hereunder or under the other Loan Documents, the Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction by the Banks of their indemnification obligations under Section 7.05 against any and all liability and expense which may be incurred by the Agent by reason of taking, continuing to take, or failing to take any such action.

                 SECTION 7.09. Resignation or Removal of Agent. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving notice thereof to the Banks and the Borrower and the Agent may be removed at any time with or without cause by the Required Banks. Upon any such resignation or removal, the Required Banks shall have the right to appoint a successor Agent; provided that no Event of Default shall have occurred and be continuing, such appointment of any successor Agent shall be subject to the prior written consent of the Borrower, which consent shall not be unreasonably withheld or delayed. If no successor Agent shall have been so appointed by the Required Banks and shall have accepted such appointment within 30 days after the retiring Agent's notice of resignation or the Required Banks' removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent. Any successor Agent shall be a bank which has a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article VII shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder.

                 SECTION 7.10. Limitation of Damages. THE AGENT SHALL NOT BE RESPONSIBLE OR LIABLE TO ANY PERSON OR ENTITY FOR ANY PUNITIVE OR EXEMPLARY DAMAGES WHICH MAY BE ALLEGED AGAINST THE AGENT IN ITS AGENCY CAPACITY AS A RESULT OF THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

                                  ARTICLE VIII

                     CHANGE IN CIRCUMSTANCES; COMPENSATION

                 SECTION 8.01. Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period:

                 (a) the Agent reasonably determines that deposits in Dollars (in the applicable amounts) are not being offered in the relevant market for such Interest Period, or

                 (b) the Required Banks advise the Agent that the London Interbank Offered Rate, as the case may be, as determined by the Agent will not adequately and fairly reflect the cost to such Banks of funding Euro-Dollar Loans for such Interest Period, the Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks to make Euro-Dollar Loans specified in such notice shall be suspended. Unless the Borrower notifies the Agent prior to the time of any Borrowing of Euro-Dollar Loans for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, such Borrowing shall instead be made as a Base Rate Borrowing.

                 SECTION 8.02. Illegality. If, after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof (any such agency being referred to as an "Authority" and any such event being referred to as a "Change of Law"), or compliance by any Bank (or its Lending Office) with any request or directive (whether or not having the force of law) of any Authority shall make it unlawful or impossible for any Bank (or its Lending Office) to make, maintain or fund its Euro-Dollar Loans and such Bank shall so notify the Agent, the Agent shall forthwith give notice thereof to the other Banks and the Borrower, whereupon until such Bank notifies the Borrower and the

Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Dollar Loans shall be suspended. Before giving any notice to the Agent pursuant to this Section, such Bank shall designate a different Lending Office if such designation will avoid the need for giving such notice and will not, in the reasonable judgment of such Bank, be otherwise disadvantageous to such Bank. If such Bank shall determine that it may not lawfully continue to maintain and fund any of its outstanding Euro-Dollar Loans to maturity and shall so specify in such notice, the Borrower shall immediately prepay in full the then outstanding principal amount of each Euro-Dollar Loan of such Bank, together with accrued interest thereon. Any such prepayment of a Euro-Dollar Loan may be prepaid by a Base Rate Loan or Money Market Loan in an aggregate equal principal amount from any such affected Bank (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other unaffected Banks), and such Bank shall make such a Base Rate Loan, but shall have no obligation to consider any such Money Market Loan Request in connection therewith.

                 SECTION 8.03. Increased Cost and Reduced Return. (a) If after the date hereof, a Change of Law or compliance by any Bank (or its Lending Office) with any request or directive (whether or not having the force of law) of any Authority:

                 (i) shall subject any Bank (or its Lending Office) to any tax, duty or other charge with respect to its Euro-Dollar Loans, its Notes or its obligation to make Euro-Dollar Loans, or shall change the basis of taxation of payments to any Bank (or its Lending Office) of the principal of or interest on its Euro-Dollar Loans or any other amounts due under this Agreement in respect of its Euro-Dollar Loans or its obligation to make Euro-Dollar Loans (except for changes in the tax or rate of tax on the overall net income of such Bank or its Lending Office, as the case may be, or franchise taxes imposed by the jurisdiction or any political subdivision or taxing authority in which such Bank's principal executive office or Lending Office is located); or

                 (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Euro-Dollar Loan any such requirement included in an applicable Euro-Dollar Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Lending Office); or

                 (iii) shall impose on any Bank (or its Lending Office) or on the United States market for the London interbank market any other condition affecting its Euro-Dollar Loans, its Notes or its obligation to make Euro-Dollar Loans;

and the result of any of the foregoing is to increase the cost to such Bank (or its Lending Office) of making or maintaining any Euro-Dollar Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Lending Office) under this Agreement or under its Notes with respect thereto, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction. In determining such amount, such Bank may use any reasonable averaging and attribution methods generally utilized by such Bank to determine such amounts on a non-discriminatory portfolio basis. Before giving any notice pursuant to this Section, such Bank shall designate a different Lending Office if such designation will avoid the need for giving such notice, and will not, in the reasonable judgment of such Bank, be otherwise disadvantageous to such Bank.

                 (b) If any Bank shall have determined that after the date hereof the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof, or compliance by any Bank (or its Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any Authority, has or would have the effect of reducing the rate of return on such Bank's capital as a consequence of its obligations hereunder to a level below that which such Bank could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank, the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction.

                 (c) Each Bank will promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts (together with an explanation, including calculations, of how such amounts were determined) to be paid to it hereunder shall constitute rebuttable presumptive evidence of the amount payable to any relevant Bank. In determining such amount, such Bank may use any reasonable averaging and attribution methods generally utilized by such Bank to determine such amounts on a non-discriminatory portfolio basis.

                 (d) The provisions of this Section 8.03 shall be applicable with respect to any Assignee, and any calculations required by such provisions shall be made based upon the circumstances of such Assignee.

                 SECTION 8.04. Base Rate Loans Substituted for Affected Euro-Dollar Loans. If (i) the obligation of any Bank to make or maintain Euro-Dollar Loans has been suspended pursuant to Section 8.02 or (ii) any Bank has demanded compensation under Section 8.03, and the Borrower shall, by at least 5 Euro-Dollar Business Days' prior notice to such Bank through the Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer apply:

                 (a) all Loans which would otherwise be made by such Bank as Euro-Dollar Loans, and shall be made instead as Base Rate Loans, and

                 (b) after each of its Euro-Dollar Loans has been repaid, all payments of principal which would otherwise be applied to repay such Euro-Dollar Loans shall be applied to repay its Base Rate Loans instead.

                 SECTION 8.05. Compensation. Upon the request of any Bank, delivered to the Borrower and the Agent, the Borrower shall pay to such Bank such amount or amounts as shall compensate such Bank for any loss, cost or expense incurred by such Bank as a result of:

                 (a) any payment or prepayment (pursuant to Section 8.02 or otherwise) of a Fixed Rate Loan on a date other than the last day of an Interest Period for such Fixed Rate Loan; or

                 (b) any failure by the Borrower to prepay a Fixed Rate Loan on the date for such prepayment specified in the relevant notice of prepayment hereunder; or

                 (c) any failure by the Borrower to borrow a Fixed Rate Loan on the date for the Fixed Rate Borrowing of which such Fixed Rate Loan is a part specified in the applicable Notice of Borrowing delivered pursuant to Section 2.01.B or notification of acceptance of Money Market Quotes pursuant to Section 2.02(e);

such compensation to include, without limitation, an amount equal to the excess, if any, of (x) the amount of interest which would have accrued on the amount so paid or prepaid or not prepaid or borrowed for the period from the date of such payment, prepayment or failure to prepay or borrow to the last day of the then current Interest Period for such Fixed Rate Loan (or, in the case of a failure to prepay or borrow, the Interest Period for such Fixed Rate Loan which would have commenced on the date of such failure to prepay or borrow) at the applicable rate of interest for such Fixed Rate Loan provided for herein over (y) the amount of interest (as reasonably determined by such Bank) such Bank would have paid on a reasonably equivalent investment of equal or comparable amounts having terms comparable to such period placed with it for such investment. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error.

                                   ARTICLE IX

                                 MISCELLANEOUS

                 SECTION 9.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, telecopier or similar writing) and shall be given to such party at its address or telecopier or telex number set forth on the signature pages hereof or such other address or telecopier or telex number as such party may hereafter specify for the purpose by notice to each other party. Each such notice, request or other communication shall be effective (i) if given by telecopier or telex, when such telecopier or telex is transmitted to the telecopier or telex number specified in this Section and the appropriate confirmation or answerback is received, (ii) if given by certified mail return-receipt requested, on the date set forth on the receipt (provided, that any refusal to accept any such notice shall be deemed to be notice thereof as of the time of any such refusal), addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Agent under Article II or Article VIII shall not be effective until received.

                 SECTION 9.02. No Waivers. No failure or delay by the Agent, any Bank or the Borrower in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

                 SECTION 9.03. Expenses; Documentary Taxes. The Borrower shall pay (i) all reasonable out-of-pocket expenses of the Agent, including reasonable fees and disbursements of Agent's counsel Jones, Day, Reavis & Pogue, in connection with the preparation of this Agreement and the other Loan Documents, any waiver or consent hereunder or thereunder or any amendment and
(ii) if a Default occurs, all reasonable out-of-pocket expenses incurred by the Agent and any Bank, including reasonable fees and disbursements of counsel, in connection with such Default and collection and other enforcement proceedings resulting therefrom, including reasonable out-of-pocket expenses incurred in enforcing this Agreement and the other Loan Documents. The Borrower shall indemnify the Agent and each Bank against any transfer taxes, documentary taxes, assessments or charges made by any Authority by reason of the execution and delivery of this Agreement or the other Loan Documents.

                 SECTION 9.04. Indemnification. (a) The Borrower shall indemnify the Agent, the Banks and each affiliate thereof and their respective directors, officers, employees and agents (each an "Indemnified Party") from, and hold each of them harmless against, any and all losses, liabilities, claims or damages to which any of them may become subject, insofar as such losses, liabilities, claims or damages arise out of or result from any actual or proposed use by the Borrower of the proceeds of any extension of credit by any Bank hereunder or breach by the Borrower of this Agreement or any other Loan Document or from any investigation, litigation or other proceeding (including any threatened investigation or proceeding) relating to the foregoing (an "Indemnity Proceeding"), and the Borrower shall reimburse each Indemnified Party, upon demand (but no more frequently than every Fiscal Quarter) for any reasonable expenses (including, without limitation, reasonable legal fees) incurred in connection with any such investigation or proceeding ("Claims and Expenses"); but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or wilful misconduct of the Indemnified Party; provided, that should the Borrower pay any amounts to the Agent or the Banks due to this Section, and it shall be determined that the harm being indemnified against resulted from the Agent's or any Bank's gross negligence or wilful misconduct, then such party receiving such payment shall rebate such payment to the Borrower, together with interest thereon accruing at the Federal Funds Rate from the date such payment was made until the date such rebate is received by the Borrower (calculated for the actual number of days elapsed on the basis of a 365 day year).

                 (b) If the Borrower is required to indemnify an Indemnified Party pursuant hereto and has provided evidence reasonably satisfactory to such Indemnified Party that the Borrower has the financial wherewithal to reimburse such Indemnified Party for any amount paid by such Indemnified Party with respect to such Indemnity Proceeding, such Indemnified Party shall not settle or compromise any such Indemnity Proceeding without the prior written consent of the Borrower (which consent shall not be unreasonably withheld or delayed).

                 (c) If a claim is to be made by an Indemnified Party under this Section, the Indemnified Party shall give written notice to the Borrower promptly after the Indemnified Party receives actual notice of any Claims and Expenses incurred or instituted for which the indemnification is sought; provided, that, the failure to give such prompt notice shall not decrease the Claims and Expenses payable by the Borrower unless such failure has caused the Borrower to forfeit any substantive right of a material nature. If requested by the Borrower in writing, and so long as
(i) no Event of Default shall have occurred and be continuing and (ii) the Borrower has acknowledged in writing to the Indemnified Party that the Borrower shall be obligated under the terms of its indemnity hereunder in connection with such Indemnity Proceeding (subject to the exclusion of any losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or wilful misconduct of the Indemnified Party), the Borrower may, at its election, conduct the defense of any such Indemnified Proceeding to the extent such contest may be conducted in good faith on legally supported grounds. If any lawsuit or enforcement action is filed against any Indemnified Party entitled to the benefit of indemnity under this Section, written notice thereof shall be given to the Borrower as soon as practicable (and in any event within 15 days after the service of the citation or summons). Notwithstanding the foregoing, the failure so to notify the Borrower as provided in this Section will not relieve the Borrower from liability hereunder. After such notice, the Borrower shall be entitled, if it so elects, to take control of the defense and investigation of such lawsuit or action and to employ and engage counsel of its own choice reasonably acceptable to the Indemnified Party to handle and defend the same, at the Borrower's cost, risk and expense; provided however, that the Borrower and its counsel shall proceed with diligence and in good faith with respect thereto. If (i) the engagement of such counsel by the Borrower would present a conflict of interest which would prevent such counsel from effectively defending such action on behalf of the Indemnified Party, (ii) the defendants in, or targets of, any such lawsuit or action include both the Indemnified Party and Borrower, and the Indemnified Party reasonably concludes that there may be legal defenses available to it that are different from or in addition to those available to the Borrower, (iii) the Borrower fails to assume the defense of the lawsuit or action or to employ counsel reasonably satisfactory to such Indemnified Party, in either case in a timely manner, or
(iv) an Event of Default shall occur and be continuing, then such Indemnified Party may employ separate counsel to represent or defend it in any such action or proceeding and the Borrower will pay the fees and disbursements of such counsel; provided, however that each Indemnified Party shall in connection with any matter covered by this Section which also involves other Indemnified Parties, to use reasonable efforts to avoid unnecessary duplication of efforts by counsel for all indemnities. Should the Borrower be entitled to conduct the defense of any Indemnity Proceeding pursuant to the terms of this Section, the Indemnified Party shall cooperate (with all Claims and Expenses associated therewith to be paid by the Borrower) in all reasonable respects with the Borrower and such attorneys in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom; provided, however that the Indemnified Party may, at its own cost (except as set forth in, and in accordance with, the foregoing sentence), participate in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom.

                 (d) The Agent and each Bank agree that in the event that any Indemnity Proceeding is asserted or threatened in writing or instituted against it or any other party entitled to indemnification hereunder, the Agent or such Bank shall promptly notify the Borrower thereof in writing and agree, to the extent appropriate, to consult with the Borrower with a view to minimizing the cost to the Borrower of its obligations under this Section; provided, that, the failure to so notify the Borrower will not relieve the Borrower from liability hereunder, unless such failure has caused the Borrower to forfeit any substantive right of a material nature.

                 SECTION 9.05. Sharing of Setoffs. Each Bank agrees that if it shall, by exercising any right of setoff or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest owing with respect to the Note held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of all principal and interest owing with respect to the Note held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Notes held by the other Banks owing to such other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Notes held by the Banks owing to such other Banks shall be shared by the Banks pro rata; provided that
(i) nothing in this Section shall impair the right of any Bank to exercise any right of setoff or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other that its indebtedness under the Notes, and (ii) if all or any portion of such payment received by the purchasing Bank is thereafter recovered from such purchasing Bank, such purchase from each other Bank shall be rescinded and such other Bank shall repay to the purchasing Bank the purchase price of such participation to the extent of such recovery together with an amount equal to such other Bank's ratable share (according to the proportion of (x) the amount of such other Bank's required repayment to (y) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of setoff or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

                 SECTION 9.06. Amendments and Waivers. (a) Except as otherwise specifically provided herein, any provision of this Agreement, the Notes or any other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Banks (and, if the rights or duties of the Agent are materially affected thereby, by the Agent); provided that, except as provided in the next succeeding proviso, no such amendment or waiver shall, unless signed by all Banks, (i) change the Commitment of any Bank or subject any Bank to any additional obligation, (ii) change the principal of or rate of interest on any Loan or any fees (other than fees payable under the Agent's Letter Agreement) hereunder, (iii) change the date fixed for any payment of principal of or interest on any Loan or any fees hereunder, (iv) change the amount of principal, interest or fees due on any date fixed for the payment thereof, (v) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement, (vi) change the manner of application of any payments made under this Agreement or the Notes, or (vii) reduce any obligation owed under or release any Guarantee (except as permitted under Sections 5.12 or 5.13 in connection with the dissolution, sale or other disposition of a Subsidiary Guarantor) given to support payment of the Loans.

                 (b) The Borrower will not solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement unless each Bank shall be informed thereof by the Borrower and shall be afforded an opportunity of considering the same and shall be supplied by the Borrower with both (i) reasonably sufficient information to enable it to make an informed decision with respect thereto, and (ii) substantially the same information as supplied by the Borrower to any other Bank. Executed or true and correct copies of any waiver or consent effected pursuant to the provisions of this Agreement shall be delivered by the Borrower to each Bank within 2 Domestic Business Days following the date on which the same shall have been executed and delivered by the requisite percentage of Banks. The Borrower will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any Bank (in its capacity as such) as consideration for or as an inducement to the entering into by such Bank of any waiver or amendment of any of the terms and provisions of this Agreement unless such remuneration is concurrently paid, on the same terms, ratably to all such Banks.

                 SECTION 9.07. No Margin Stock Collateral. Each of the Banks represents to the Agent, each of the other Banks and the Borrower that it in good faith is not, directly or indirectly (by negative pledge or otherwise), relying upon any Margin Stock as collateral in the extension or maintenance of the credit provided for in this Agreement.

                 SECTION 9.08. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that the Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of the Agent and the Banks.

                 (b) Any Bank may at any time sell to one or more Persons (each a "Participant") participating interests in any Loan owing to such Bank, any Note held by such Bank, any Commitment hereunder or any other interest of such Bank hereunder. In the event of any such sale by a Bank of a participating interest to a Participant, such Bank's obligations under this Agreement shall remain unchanged, such Bank shall remain solely responsible for the performance thereof, such Bank shall remain the holder of any such Note for all purposes under this Agreement, and the Borrower and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. In no event shall a Bank that sells a participation be obligated to the Participant to take or refrain from taking any action hereunder except that such Bank may agree that it will not (except as provided below), without the consent of the Participant, agree to (i) the change of any date fixed for the payment of principal of or interest on the related loan or loans, (ii) the change of the amount of any principal, interest or fees due on any date fixed for the payment thereof with respect to the related loan or loans, (iii) the change of the principal of the related loan or loans, (iv) any change in the rate at which either interest is payable thereon or (if the Participant is entitled to any part thereof) commitment fee is payable hereunder from the rate at which the Participant is entitled to receive interest or commitment fee (as the case may be) in respect of such participation, or (v) the release of any Guarantee given to support payment of the Loans. Each Bank selling a participating interest in any Loan, Note, Commitment or other interest under this Agreement, other than a Money Market Loan or Money Market Note, shall, within 10 Domestic Business Days of such sale, provide the Borrower and the Agent with written notification stating that such sale has occurred and identifying the Participant and the interest purchased by such Participant. Notwithstanding any provision contained herein to the contrary, no Participant shall be entitled to the benefits of Article VIII with respect to its participation in Loans outstanding from time to time.

                 (c) Subject to the prior written consent of the Borrower and the Agent, which consent shall not be unreasonably withheld or delayed, any Bank may at any time assign to one or more banks or financial institutions (each an "Assignee") all, or a proportionate part of all, of its rights and obligations under this Agreement, the Notes, and the other Loan Documents, and such Assignee shall assume all such rights and obligations, pursuant to an Assignment and Acceptance in the form attached hereto as Exhibit D, executed by such Assignee, such transferor Bank, the Borrower and the Agent; provided that
(i) no interest may be sold by a Bank pursuant to this paragraph (c) unless the Assignee shall agree to assume ratably equivalent portions of the transferor Bank's Commitment, and (ii) the amount of the Commitment of the assigning Bank subject to such assignment (determined as of the effective date of the assignment) shall be equal to $5,000,000 (or any larger multiple of $1,000,000). Upon (A) execution of the Assignment and Acceptance by such transferor Bank, such Assignee, the Agent and the Borrower, (B) delivery of an executed copy of the Assignment and Acceptance to the Borrower and the Agent,
(C) payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, and (D) payment of a processing and recordation fee of $2,500 to the Agent, such Assignee shall for all purposes be a Bank party to this Agreement and shall have all the rights and obligations of a Bank under this Agreement to the same extent as if it were an original party hereto with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by the Borrower, the Banks or the Agent shall be required. Upon the consummation of any transfer to an Assignee pursuant to this paragraph (c), the transferor Bank, the Agent and the Borrower shall make appropriate arrangements so that, if required, a new Note is issued to such Assignee and, if necessary, a new Note shall be issued to the transferor Bank.

                 (d) Subject to the provisions of Section 9.09, the Borrower authorizes each Bank to disclose to any Participant, Assignee or other transferee (each a "Transferee") and any prospective Transferee any and all financial information in such Bank's possession concerning the Borrower which has been delivered to such Bank by the Borrower pursuant to this Agreement or which has been delivered to such Bank by the Borrower in connection with such Bank's credit evaluation prior to entering into this Agreement.

                 (e) No Transferee shall be entitled to receive any greater payment under Section 8.03 than the transferor Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of
Section 8.02 or 8.03 requiring such Bank to designate a different Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

         Provided, however, Anything in this Section 9.08 to the contrary notwithstanding, any Bank may assign and pledge all or any portion of the Loans and/or obligations owing to it to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank, provided that any payment in respect of such assigned Loans and/or obligations made by the Borrower to the assigning and/or pledging Bank in accordance with the terms of this Agreement shall satisfy the Borrower's obligations hereunder in respect of such assigned Loans and/or obligations to the extent of such payment. No such assignment shall release the assigning and/or pledging Bank from its obligations hereunder.

                 SECTION 9.09. Confidentiality. Each Bank agrees to exercise its reasonable efforts and in any event not less than the same degree of care as it uses to maintain its own confidential information in maintaining the confidentiality of any information delivered or made available by the Borrower to it which is clearly indicated to be confidential information from any one other than persons employed or retained by such Bank who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans; provided, however that nothing herein shall prevent any Bank from disclosing such information (i) to any other Bank, (ii) upon the order of any court or administrative agency, (iii) upon the request or demand of any regulatory agency or authority having jurisdiction over such Bank, (iv) which has been publicly disclosed by means which are not violative of this Section 9.09, (v) to the extent reasonably required in connection with any litigation to which the Agent, any Bank or their respective Affiliates may be a party,
(vi) to the extent reasonably required in connection with the exercise of any right, power of remedy hereunder or under any of the other Loan Documents,
(vii) to such Bank's legal counsel and independent auditors and (viii) to any actual or proposed

Participant, Assignee or other Transferee of all or part of its rights hereunder which has agreed in writing (aa) to be bound by the provisions of this Section 9.09 and (bb) that the Borrower is a third party beneficiary of such agreement, and (cc) to return all copies of the confidential information to the Agent if the proposed assignment or participation is not consummated.

                 SECTION 9.10. Representation by Banks. Each Bank hereby represents that it is a commercial lender or financial institution which makes Loans in the ordinary course of its business and that it will make its Loans hereunder for its own account in the ordinary course of such business; provided, however that, subject to Section 9.08, the disposition of the Note or Notes held by that Bank shall at all times be within its exclusive control.

                 SECTION 9.11. Obligations Several. The obligations of each Bank hereunder are several, and no Bank shall be responsible for the obligations or commitment of any other Bank hereunder. Nothing contained in this Agreement and no action taken by Banks pursuant hereto shall be deemed to constitute the Banks to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Bank shall be a separate and independent debt, and each Bank shall be entitled to protect and enforce its rights arising out of this Agreement or any other Loan Document and it shall not be necessary for any other Bank to be joined as an additional party in any proceeding for such purpose.

                 SECTION 9.12. Georgia Law. This Agreement and each Note shall be construed in accordance with and governed by the law of the State of Georgia without regard to the effect of conflicts of laws.

                 SECTION 9.13. Interpretation. No provision of this Agreement or any of the other Loan Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

                 SECTION 9.14. WAIVER OF JURY TRIAL; CONSENT TO JURISDICTION. THE BORROWER (A) AND EACH OF THE BANKS AND THE AGENT IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF THIS AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS, OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, (B) SUBMITS TO THE NONEXCLUSIVE PERSONAL JURISDICTION IN THE STATE OF GEORGIA, THE COURTS THEREOF AND THE

UNITED STATES DISTRICT COURTS SITTING THEREIN, FOR THE ENFORCEMENT OF THIS AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS, AND (C) WAIVES ANY AND ALL PERSONAL RIGHTS UNDER THE LAW OF ANY JURISDICTION TO OBJECT ON ANY BASIS (INCLUDING, WITHOUT LIMITATION, INCONVENIENCE OF FORUM) TO JURISDICTION OR VENUE WITHIN THE STATE OF GEORGIA FOR THE PURPOSE OF LITIGATION TO ENFORCE THIS AGREEMENT, THE NOTES OR THE OTHER LOAN DOCUMENTS. NOTHING HEREIN CONTAINED, HOWEVER, SHALL PREVENT THE AGENT FROM BRINGING ANY ACTION OR EXERCISING ANY RIGHTS AGAINST THE BORROWER PERSONALLY, AND AGAINST ANY ASSETS OF THE BORROWER, WITHIN ANY OTHER STATE OR JURISDICTION.

                 SECTION 9.15. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                 SECTION 9.16. Severability. In case any one or more of the provisions contained in this Agreement, the Notes or any of the other Loan Documents should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby and shall be enforced to the greatest extent permitted by law.

                 SECTION 9.17. Interest. In no event shall the amount of interest, and all charges, amounts or fees contracted for, charged or collected pursuant to this Agreement, the Notes or the other Loan Documents and deemed to be interest under applicable law (collectively, "Interest") exceed the highest rate of interest allowed by applicable law (the "Maximum Rate"), and in the event any such payment is inadvertently received by any Bank, then the excess sum (the "Excess") shall be credited as a payment of principal, unless the Borrower shall notify such Bank in writing that it elects to have the Excess returned forthwith. It is the express intent hereof that the Borrower not pay and the Banks not receive, directly or indirectly in any manner whatsoever, interest in excess of that which may legally be paid by the Borrower under applicable law. The right to accelerate maturity of any of the Loans does not include the right to accelerate any interest that has not otherwise accrued on the date of such acceleration, and the Agent and the Banks do not intend to collect any unearned interest in the event of any such acceleration. All monies paid to the Agent or the Banks hereunder or under any of the Notes or the other Loan Documents, whether at maturity or by prepayment, shall be subject to rebate of unearned interest as and to the extent required by applicable law. By the execution of this Agreement, the Borrower covenants, to the fullest extent permitted by law, that (i) the credit or return of any Excess shall constitute the acceptance by the Borrower of such Excess, and (ii) the Borrower shall not seek or pursue any other remedy, legal or equitable , against the Agent or any Bank, based in whole or in part upon contracting for charging or receiving any Interest in excess of the Maximum Rate. For the purpose of determining whether or not any Excess has been contracted for, charged or received by the Agent or any Bank, all interest at any time contracted for, charged or received from the Borrower in connection with this Agreement, the Notes or any of the other Loan Documents shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread in equal parts throughout the full term of the Commitments. The Borrower, the Agent and each Bank shall, to the maximum extent permitted under applicable law, (i) characterize any non-principal payment as an expense, fee or premium rather than as Interest and (ii) exclude voluntary prepayments and the effects thereof. The provisions of this Section shall be deemed to be incorporated into each Note and each of the other Loan Documents (whether or not any provision of this Section is referred to therein). All such Loan Documents and communications relating to any Interest owed by the Borrower and all figures set forth therein shall, for the sole purpose of computing the extent of obligations hereunder and under the Notes and the other Loan Documents be automatically recomputed by the Borrower, and by any court considering the same, to give effect to the adjustments or credits required by this Section.

               [Signatures are contained on the following pages]

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, under seal, by their respective authorized officers as of the day and year first above written.

                            NATIONAL DATA CORPORATION                (SEAL)


                            By:
                               --------------------------------------------
                               Title:

                            National Data Plaza
                            Atlanta, GA 30329-2010
                            Attention: E. Michael Ingram, Esq.
                            Telecopier number: 404-728-2990
                            Confirmation number: 404-728-2504

COMMITMENTS                 WACHOVIA BANK OF GEORGIA, N.A.,
                            as Agent and as a Bank                 (SEAL)


                            By:
                               -------------------------------------------
                               Title:
$21,000,000
                            Lending Office
                            Wachovia Bank of Georgia, N.A.
                            191 Peachtree Street, N.E.
                            Atlanta, Georgia 30303-1757
                            Attention: Atlanta Southeast Division
                            Telex number: 461105
                            Answerback: WACH INT ATL
                            Telecopier number: 404-332-5016
                            Confirmation number: 404-332-5920

                            THE FIRST NATIONAL BANK
                            OF CHICAGO                            (SEAL)


                            By:
                               ------------------------------------------
                            Title:
$17,000,000
                            Lending Office
                            One First National Plaza
                            Suite 0167, 10th Floor
                            Chicago, Illinois 60670
                            Attention: Edwin Adams
                            Telecopier number: (312) 732-3885
                            Confirmation number: (312) 732-1601

                            SUNTRUST BANK, ATLANTA                    (SEAL)


                            By:
                               ---------------------------------------------
                                Title:


                            By:
                               --------------------------------------------
                                Title:
$12,000,000
                            Lending Office
                            --------------

                            25 Park Place
                            23rd Floor
                            Atlanta, Georgia 30303
                            Telecopier number 404-588-8833
                            Confirmation number 404-588-7963
                            Attention: Dennis H. James



______________________
TOTAL COMMITMENTS:

$50,000,000.00

                                                                     EXHIBIT A-1


                              SYNDICATED LOAN NOTE

                                Atlanta, Georgia
                                  May 31, 1996


                 For value received, NATIONAL DATA CORPORATION, a Delaware corporation (the "Borrower"), promises to pay to the order of __________________________________________________, a ____________________ (the
"Bank"), for the account of its Lending Office, the principal sum of ___________________________________ AND NO/100 DOLLARS ($______), or such lesser amount as shall equal the unpaid principal amount of each Syndicated Loan made by the Bank to the Borrower pursuant to the Credit Agreement referred to below, on the dates and in the amounts provided in the Credit Agreement.
The Borrower promises to pay interest on the unpaid principal amount of this Syndicated Loan Note on the dates and at the rate or rates provided for in the Credit Agreement. Interest on any overdue principal of and, to the extent permitted by law, overdue interest on the principal amount hereof shall bear interest at the Default Rate, as provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Wachovia Bank of Georgia, N.A., 191 Peachtree Street, N.E., Atlanta, Georgia 30303-1757, or such other address as may be specified from time to time pursuant to the Credit Agreement.

                 All Loans made by the Bank, the respective maturities thereof, the interest rates from time to time applicable thereto, and all repayments of the principal thereof shall be recorded by the Bank and, prior to any transfer hereof, endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

                 This Syndicated Loan Note is one of the Syndicated Loan Notes referred to in the Credit Agreement dated as of even date herewith among the Borrower, the Banks listed on the signature pages thereof and Wachovia Bank of Georgia, N.A., as Agent (as the same may be amended and modified from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the optional and mandatory prepayment and the repayment hereof and the acceleration of the maturity hereof.

                 IN WITNESS WHEREOF, the Borrower has caused this Syndicated Loan Note to be duly executed, under seal, by its duly authorized officer as of the day and year first above written.


                            NATIONAL DATA CORPORATION               (SEAL)


                            By:
                               ----------------------------------
                               Title:

                   SYNDICATED LOANS AND PAYMENTS OF PRINCIPAL
    ----------------------------------------------------------------------

           Base Rate,        Amount       Amount of
           or Euro-          of           Principal    Maturity       Notation
Date       Dollar Loan       Loan         Repaid       Date           Made By


- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

                                                                     EXHIBIT A-2


                             MONEY MARKET LOAN NOTE

                               As of May 31, 1996


               For value received, NATIONAL DATA CORPORATION, a Delaware corporation (the "Borrower"), promises to pay to the order of ____________________________________________, a _______________ (the "Bank"),
for the account of its Lending Office, the principal sum of FIFTY MILLION AND NO/100 DOLLARS ($50,000,000.00), or such lesser amount as shall equal the unpaid principal amount of each Money Market Loan made by the Bank to the Borrower pursuant to the Credit Agreement referred to below, on the dates and in the amounts provided in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of this Money Market Loan Note on the dates and at the rate or rates provided for in the Credit Agreement referred to below. Interest on any overdue principal of and, to the extent permitted by law, overdue interest on the principal amount hereof shall bear interest at the Default Rate, as provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Wachovia Bank of Georgia, N.A., 191 Peachtree Street, N.E., Atlanta, Georgia 30303-1757, or such other address as may be specified from time to time pursuant to the Credit Agreement.

               All Money Market Loans made by the Bank, the respective maturities thereof, the interest rates from time to time applicable thereto, and all repayments of the principal thereof shall be recorded by the Bank and, prior to any transfer hereof, endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

               This Money Market Loan Note is one of the Money Market Loan Notes referred to in the Credit Agreement dated as of even date herewith among the Borrower, the Banks listed on the signature pages thereof, Wachovia Bank of Georgia, N.A., as Agent (as the same may be amended and modified from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the optional and mandatory prepayment and the repayment hereof and the acceleration of the maturity hereof.

               IN WITNESS WHEREOF, the Borrower has caused this Money Market Loan Note to be duly executed, under seal, by its duly authorized officer as of the day and year first above written.


                            NATIONAL DATA CORPORATION                (SEAL)


                            By:
                               ---------------------------------------------
                                Title:

                  MONEY MARKET LOANS AND PAYMENTS OF PRINCIPAL
- -------------------------------------------------------------------------------
                      Amount      Amount of         Stated
         Interest     of          Principal         Maturity           Notation
Date     Rate         Loan        Repaid            Date               Made By


- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

                                                                       EXHIBIT B


                      OPINIONS OF COUNSEL FOR THE BORROWER
                         AND THE SUBSIDIARY GUARANTORS
                         -----------------------------

                                [To Be Attached]

                                                                       EXHIBIT C


                     OPINION OF JONES, DAY, REAVIS & POGUE,
                  SPECIAL COUNSEL FOR THE BANKS AND THE AGENT
                  -------------------------------------------


                                                  [Dated as provided in
                                                  Section 3.01 of
                                                  the Credit Agreement]

To the Banks and the Agent
Referred to Below
c/o Wachovia Bank of Georgia, N.A.,
as Agent
191 Peachtree Street, N.E.
Atlanta, Georgia 30303-1757
Attention: Atlanta Corporate Group

Dear Sirs:

                 We have participated in the preparation of the Credit Agreement (the "Credit Agreement") dated as of May 31, 1996, among National Data Corporation, a Delaware corporation (the "Borrower"), the banks listed on the signature pages thereof (the "Banks") and Wachovia Bank of Georgia, N.A., as Agent (the "Agent"), and have acted as special counsel for the Banks and the Agent for the purpose of rendering this opinion pursuant to Section 3.01(g) of the Credit Agreement. Terms defined in the Credit Agreement are used herein as therein defined.

                 This opinion letter is limited by, and is in accordance with, the January 1, 1992 edition of the Interpretive Standards applicable to Legal Opinions to Third Parties in Corporate Transactions adopted by the Legal Opinion Committee of the Corporate and Banking Law Section of the State Bar of Georgia which Interpretive Standards are incorporated herein by this reference.

                 We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

                 Upon the basis of the foregoing, and assuming the due authorization, execution and delivery of the Credit Agreement and each of the Notes by or on behalf of the Borrower, we are of the opinion that the Credit Agreement constitutes a valid and binding agreement of the Borrower and each Note constitutes valid and binding obligations of the Borrower, in each case enforceable in accordance with its terms.

                 In giving the foregoing opinion, we express no opinion as to the effect (if any) of any law of any jurisdiction except the State of Georgia. We express no opinion as to the effect of the compliance or noncompliance of the Agent or any of the Banks with any state or federal laws or regulations applicable to the Agent or any of the Banks by reason of the legal or regulatory status or the nature of the business of the Agent or any of the Banks.

                 This opinion is delivered to you in connection with the transaction referenced above and may only be relied upon by you and any Assignee, Participant or other Transferee under the Credit Agreement without our prior written consent.

                               Very truly yours,

                                                                       EXHIBIT D


                           ASSIGNMENT AND ACCEPTANCE
                            Dated __________ __, 19


                 Reference is made to the Credit Agreement dated as of ___________________, 1996 (the "Credit Agreement") among National Data Corporation, a Delaware corporation (the "Borrower"), the Banks (as defined in the Credit Agreement) and Wachovia Bank of Georgia, N.A., as Agent (the "Agent"). Terms defined in the Credit Agreement are used herein with the same meaning.

____________________________________________________  (the "Assignor") and
___________________________________________(the "Assignee") agree as follows:

                 1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, a ______% interest in and to all of the Assignor's rights and obligations under the Credit Agreement as of the Effective Date (as defined below) (including, without limitation, a _____% interest (which on the Effective Date hereof is $_______________ in the Assignor's Commitment and a ______ interest (which on the Effective Date hereof is $_______________ in the Syndicated Loans [and Money Market Loans] owing to the Assignor and a ____% interest in the Note[s] held by the Assignor (which on the Effective Date hereof is $__________________).

                 2. The Assignor (i) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder, that such interest is free and clear of any adverse claim and that as of the date hereof its Commitment (without giving effect to assignments thereof which have not yet become effective) is $_________________ and the aggregate outstanding principal amount of Syndicated Loans [and Money Market Loans] owing to it (without giving effect to assignments thereof which have not yet become effective) is $________________ ;
(ii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto; and (iii) attaches the Note[s] referred to in paragraph 1 above and requests that the

Agent exchange such Note[s] for [a new Syndicated Loan Note dated ________________, ____ in the principal amount of $__________ payable to the order of the Assignee] [a new Money Market Loan Note dated ________________, in the principal amount of $__________ payable to the order of the Assignee]
[new Notes as follows: a ___________ Note dated ________________,   in the
principal amount of $_____________ payable to the order of the Assignor and a ______________ Note dated ____________, _____ in the principal amount of
$__________ payable to the order of the Assignee].

                 3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 4.04(a) thereof (or any more recent financial statements of the Borrower delivered pursuant to Section 5.01(a) or (b) thereof) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is a bank or financial institution; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank;
(vi) specifies as its Lending Office (and address for notices) the office set forth beneath its name on the signature pages hereof, (vii) represents and warrants that the execution, delivery and performance of this Assignment and Acceptance are within its corporate powers and have been duly authorized by all necessary corporate action[, and (viii) attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement and the Notes or such other documents as are necessary to indicate that all such payments are subject to such taxes at a rate reduced by an applicable tax treaty].

                 4. The Effective Date for this Assignment and Acceptance shall be ___________________ (the "Effective Date"). Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for execution and acceptance by the Agent and to the Borrower for execution by the Borrower.

                 5. Upon such execution and acceptance by the Agent and execution by the Borrower, from and after the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent rights and obligations have been transferred to it by this Assignment and Acceptance, have the rights and obligations of a Bank thereunder and (ii) the Assignor shall, to the extent its rights and obligations have been transferred to the Assignee by this Assignment and Acceptance, relinquish its rights (other than under Section
8.03 of the Credit Agreement) and be released from its obligations under the Credit Agreement.

                 6. Upon such execution and acceptance by the Agent and execution by the Borrower, from and after the Effective Date, the Agent shall make all payments in respect of the interest assigned hereby to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments for periods prior to such acceptance by the Agent directly between themselves.

                 7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of Georgia.

                                    [NAME OF ASSIGNOR]

                                    By:
                                       -------------------------------------
                                       Title:

                                    [NAME OF ASSIGNEE]

                                    By:
                                       ------------------------------------
                                       Title:

                                    Lending Office:
                                    [Address]


                                    WACHOVIA BANK OF GEORGIA, N.A.,
                                    as Agent


                                    By:
                                       ------------------------------------
                                       Title:

                                    NATIONAL DATA CORPORATION



                                    By:
                                       -----------------------------------
                                       Title:

                                                                       EXHIBIT E


                              NOTICE OF BORROWING


                             ______________, 199__


Wachovia Bank of Georgia, N.A.,
 as Agent
191 Peachtree Street, N.W.
Atlanta, Georgia 30303-1757
Attention: Atlanta Corporate Group

         Re: Credit Agreement (the "Credit Agreement") dated as of May 31, 1996 by and among NATIONAL DATA CORPORATION, WACHOVIA BANK OF GEORGIA, N.A., as a Bank and as the Agent, and the other Banks from time to time party thereto.

Gentlemen:

         Unless otherwise defined herein, capitalized terms used herein shall have the meanings attributable thereto in the Credit Agreement.

         This Notice of Borrowing is delivered to you pursuant to Section 2.02 of the Credit Agreement.

         The Borrower hereby requests a Borrowing in the aggregate principal amount of $________ to be made on _________________, 199__, and for interest to accrue thereon at the rate established by the Credit Agreement for [Base Rate Loans] [Euro-Dollar Loans]. The duration of the Interest Period with respect thereto shall be [30 days] [1 month] [2 months] [3 months] [6 months].

         The Borrower hereby represents and warrants that on the date the Borrowing requested hereunder is made (both before and after giving effect to the making of such and after giving effect to the application, directly or indirectly, of the proceeds thereof):

                 (a)      no Default has occurred and is continuing; and

                 (b) the representations and warranties of the Borrower contained in Article IV of the Credit Agreement are true on and as of the date hereof except (i) for changes permitted by the Credit Agreement, (ii) to the extent that such representations and warranties relate solely to an earlier date and (iii) that the representation set forth in Section 4.04(b) is made as of the date hereof only to the extent required by Section 3.02.

         The Borrower has caused this Notice of Borrowing to be executed and delivered and the representation and warranty contained herein to be made, by its duly authorized officer this _____ day of ________________, 199__.


                                        NATIONAL DATA CORPORATION



                                        By:
                                           -----------------------------
                                           Title:

                                                                       EXHIBIT F


                             COMPLIANCE CERTIFICATE


                 Reference is made to the Credit Agreement dated as of May 31, 1996 (as modified and supplemented and in effect from time to time, the "Credit Agreement") among National Data Corporation, the Banks from time to time party thereto and Wachovia Bank of Georgia, N.A., as a Bank and as Agent. Capitalized terms used herein shall have the meanings ascribed thereto in the Credit Agreement.

                 Pursuant to Section 5.01(c) of the Credit Agreement, ________________, the duly authorized ____________ _______________ of National
Data Corporation hereby certifies, on behalf of National Data Corporation, to the Agent and the Banks that the information contained in the Compliance Check List attached hereto is true, accurate and complete as of __________, 199__, and that no Defaults or Events of Default exist.



                                        By:
                                           ----------------------------------
                                           Title:

1. (SECTION 5.03) Ratio of Consolidated Funded Debt to Consolidated Cash Flow. Commencing with the Fiscal Quarter ending May 31, 1996, the ratio of Consolidated Funded Debt to Consolidated Cash Flow, shall as at the end of each Fiscal Quarter be less than 4.0 to 1.0.


         (a)     Consolidated Debt                                  $_______________
         (b)     Consolidated Net Income                            $_______________
         (c)     Depreciation and Amortization                      $_______________
         (d)     Other non-cash charges (less
                 non-cash gains)                                    $_______________
         (e)     Sum of (b), (c), and (d)                           $_______________
         (f)     Actual Ratio of (a) to (e)                         $_______________

                 Required Ratio                                       less than 4.0 to 1.0


2. (SECTION 5.04) Minimum Consolidated Net Worth. Commencing with the Fiscal Quarter ending May 31, 1996, Consolidated Net Worth, as at the end of each Fiscal Quarter, will not be less than 90% of Consolidated Net Worth as at the Closing Date, plus (i) 50% of cumulative Consolidated Net Income after the Closing Date (taken as one accounting period), calculated quarterly at the end of each Fiscal Quarter, but excluding from such calculations of Consolidated Net Income for purposes of this clause (i), any Fiscal Quarter in which the Consolidated Net Income of the Borrower and its Consolidated Subsidiaries is negative, plus (ii) 100% of the cumulative Net Proceeds of Capital Stock received or deemed received during any period after the Closing Date, calculated quarterly at the end of each Fiscal Quarter, minus (iii) the Asset Impairment Charges.

         (a)     90% of Consolidated Net Worth as at
                 the Closing Date                                   $_____________

         (b)     50.0% of positive Consolidated Net
                 Income after the Closing Date                      $_____________

         (c)     100% of cumulative Net Proceeds of
                 Capital Stock                                      $_____________

         (d)     Asset Impairment Charges                           $_____________

         Required Consolidated Net Worth (sum of
         (a) plus (b) plus (c) minus (d))                           $_____________

         Actual Consolidated Net Worth                              $_____________

3. (SECTION 5.05) Restricted Payments. The Borrower will not declare or make any Restricted Payment during any Fiscal Year unless, after giving effect thereto, the aggregate of all Restricted Payments declared or made during such Fiscal Year does not exceed $10,000,000 and no Default shall be in existence (which has not been specifically waived in writing pursuant to Section 9.06) either immediately preceding or succeeding the making or declaration of any such Restricted Payment.

         Dividends-paid or declared in Fiscal Year
         19____                                             $___________
         Purchase or redemption of Capital Stock in
         Fiscal Year 19____                                 $___________
         Purchase or redemption of stock options or
         warrants in Fiscal Year 19____                     $___________

         Total Restricted Payments                          $___________

         Limitation                                         $ 10,000,000


4. (SECTION 5.06) Fixed Charge Coverage. Tested as at the end of each Fiscal Quarter, commencing with the Fiscal Quarter ending May 31, 1996, the ratio of (x) Income Available for Fixed Charges to (y) Consolidated Fixed Charges, shall be greater than or equal to (i) 2.875 to 1.0 for the four Fiscal Quarters ending respectively May 31, 1996, August 31, 1996, November 30, 1996, and February 28, 1997, and (ii) 3.0 to 1.0 for all other Fiscal Quarters thereafter.

         (a)     Income Available for Fixed Charges
                 (Schedule - 2)                             $____________
         (b)     Consolidated Fixed Charges
                 (Schedule - 1)                             $____________

         Ratio of (a) to (b)                                _____________

         Requirement for the four
         Fiscal Quarters ending respectively May 31,
         1996, August 31, 1996, November 30, 1996, and
         February 28, 1997            greater than/equal to 2.875 to 1.0

         Requirement for all Fiscal Quarters
         thereafter                   greater than/equal to 3.0 to 1.0

5. (SECTION 5.07) Loans or Advances. Neither the Borrower nor any of its Subsidiaries shall make loans or advances to any Person except: (i) loans or advances to employees not exceeding $1,000,000 in the aggregate principal amount outstanding at any time for the Borrower and its Subsidiaries, in each case made in the ordinary course of business and consistent with practices existing on the Closing Date,
         (ii) deposits required by government agencies or public utilities,
         (iii) loans or advances to Subsidiary Guarantors or to the Borrower,
         (iv) travel advances to employees not exceeding $500,000 in the aggregate principal amount outstanding at any time for the Borrower and its Subsidiaries, in each case made in the ordinary course of business and consistent with practices existing on the Closing Date,
         (v) loans or advances by the Borrower to GPS not exceeding the aggregate outstanding sum of (x) $125,000,000 minus (y) Investments made under Section 5.08(iv), and (vi) loans or advances by the Borrower to Comerica not exceeding the aggregate outstanding sum of
         (x) $18,000,000 minus (y) Investments made under Section 5.08(v), and
         (vii) loans or advances by the Borrower to GPS evidenced by the GPS Subordinated Notes; provided that after giving effect to the making of any loans, advances or deposits permitted by clause (i), (ii), (iii),
         (iv), (v) and (vi) of this Section, no Default shall be in existence (which has not been specifically waived in writing pursuant to Section 9.06).


         (a)     To Employees                               $
                                                             ---------------
                 Limitation                                 $1,000,000

         (b)     Travel advances to Employees               $
                                                             ---------------
                 Limitation                                 $500,000

         (e)     To GPS                                     $
                                                             ----------------
                 Limitation                        (x) $125,000,000 minus
                                                   (y) $
                                                     (Investments made
                                                   under Section
                                                   5.08(iv))

                                                   $
                                                    =======================

         (f)     To Comerica                                $
                                                             --------------
                 Limitation                        (x) $18,000,000 minus
                                                   (y) $
                                                        ----------------

                                                     (Investments made
                                                    under Section 5.08(v))

                                                    $
                                                     ======================

6. (SECTION 5.08) Investments; Acquisitions. Neither the Borrower nor any of its Subsidiaries shall make Investments in any Person except as permitted by Section 5.07 and except the following Investments (provided such Investments do not violate Section 5.08(b)) (i) absent the existence of an Event of Default, made in accordance with Borrower's or Subsidiary's investment policy formally approved by its respective Board of Directors from time to time, (ii) in Subsidiary Guarantors, and/or (iii) in Subsidiaries which are formed for the sole purpose of (1) merging into Persons that will become Subsidiary Guarantors in accordance with Section 5.10, or (2) acquiring the assets or stock of Persons and thereafter becoming Subsidiary Guarantors in accordance with Section 5.10 or (3) existing as non-Operating Subsidiaries, provided all such Investments in non-Operating Subsidiaries shall not exceed $50,000 in the aggregate,
         (iv) an Investment by the Borrower or any Subsidiary Guarantor in GPS not exceeding the aggregate sum of (x) $125,000,000 minus (y) loans or advances made under Section 5.07(v), (v) an Investment by the Borrower or any Subsidiary Guarantor in Comerica not exceeding the aggregate sum of (x) $18,000,000 minus (y) loans or advances made under Section 5.07(vi), and/or (vi) capital contributions of assets as permitted by
         Section 5.13; provided, that this Section shall not prohibit (1) the Borrower's Guarantee of certain obligations of Technology Sales and Leasing Co., Inc., or any other Subsidiary Guarantor in connection with the Equipment Lease Agreements, but solely to the extent that such Guarantees and the Debt Guaranteed pursuant thereto are not prohibited by any other terms of this Agreement, or (2) Guarantees permitted by the proviso set forth in Section 5.22.


         (a) Investments in non-Operating
                 Subsidiaries                               $
                                                             ----------------
         (b) Limitation                                     $50,000

         (c) Investments in GPS                             $
                                                             ----------------
         (d) Limitation                             (x) $125,000,000 minus
                                                    (y) $
                                                         -------------------
                                                    _ (loans or advances
                                                    made under Section
                                                    5.07(v))

                                           $
                                            ===================

         (e) Investments in Comerica       $

         (f) Limitation                    (x) $18,000,000 minus
                                           (y) $
                                                ----------------
                                           _ (loans or advances
                                           made under Section
                                           5.07(vi))

                                           $
                                            ===================


7.     (SECTION 5.09) Negative Pledge.

       Total amount of Debt secured by Liens              $
                                                           ---------------
       Limitation                                         $55,000,000

                                                                    Schedule - 1


                           CONSOLIDATED FIXED CHARGES


Calculation of Consolidated Fixed Charges for period ending May 31, 1996 (including GPS and Comerica)

         Consolidated operating lease and rental expenses for:
         1st quarter ending August 31, 1995                 $
                                                             -----------
         2nd quarter ending November 30, 1995               $
                                                             -----------
         3rd quarter February 29, 1996                      $
                                                             -----------
         4th quarter May 31, 1996                           $
                                                             -----------
         Total                                              $
                                                             ===========

         Consolidated Interest Expense for:
         1st quarter ending August 31, 1995                 $
                                                             -----------
         2nd quarter ending November 30, 1995               $
                                                             -----------
         3rd quarter February 29, 1996                      $
                                                             -----------
         4th quarter May 31, 1996                           $
                                                             -----------
         Total                                              $
                                                             ===========
         Total Consolidated Fixed Charges                   $
                                                             ===========

Calculation of Consolidated Fixed Charges for period ending August 31, 1996 (excluding GPS and Comerica)

         Consolidated operating lease and rental
         expenses                                           $
                                                             ------------
         Consolidated Interest Expense:                     $
                                                             ------------
         Total Consolidated Fixed Charges
         (multiplied by 4)                                  $
                                                             ============

Calculation of Consolidated Fixed Charges for period ending November 30, 1996 (excluding GPS and Comerica)

         Consolidated operating lease and rental
         expenses:                                          $
                                                             ------------
         Consolidated Interest Expense:                     $
                                                             ------------
         Total Consolidated Fixed Charges                   $
         (multiplied by 2)                                   ============

Calculation of Consolidated Fixed Charges for period ending February 28, 1997 (excluding GPS and Comerica)

         Consolidated operating lease and rental
         expenses:                                          $
                                                             -----------
         Consolidated Interest Expense:                     $
                                                             -----------
         Total Consolidated Fixed Charges                   $
         (divided by 0.75)                                   ===========


Calculation of Consolidated Fixed Charges for each period thereafter (excluding GPS and Comerica)

         Consolidated operating lease and rental expenses for:
           quarter 199__                                    $
                                                             ----------
           quarter 199__                                    $
                                                             ----------
           quarter 199__                                    $
                                                             ----------
           quarter 199__                                    $
                                                             ----------
         Total                                              $
                                                             ==========

         Consolidated Interest Expense for:
           quarter 199__                                    $
                                                             ----------
           quarter 199__                                    $
                                                             ----------
           quarter 199__                                    $
                                                             ----------
           quarter 199__                                    $
                                                             ----------
         Total                                              $
                                                             ==========


         Total Consolidated Fixed Charges                   $
                                                             ==========

                                                                    Schedule - 2


                       INCOME AVAILABLE FOR FIXED CHARGES


Calculation of Income Available For Fixed Charges for period ending May 31, 1996 (including GPS and Comerica)

         1st quarter ending August 31, 1995
         Consolidated Net Income                            $
                                                             -----------
         Taxes on income                                    $
                                                             -----------
         Consolidated Interest Expense                      $
                                                             -----------
         Operating lease and rental payments                $
                                                             -----------
         2nd quarter ending November 30, 1995

         Consolidated Net Income                            $
                                                             -----------
         Taxes on income                                    $
                                                             -----------
         Consolidated Interest Expense                      $
                                                             -----------
         Operating lease and rental payments                $
                                                             -----------
         3rd quarter ending February 29, 1996
         Consolidated Net Income                            $
                                                             -----------
         Taxes on income                                    $
                                                             -----------
         Consolidated Interest Expense                      $
                                                             -----------
         Operating lease and rental payments                $
                                                             -----------
         4th quarter May 31, 1996
         Consolidated Net Income                            $
                                                             -----------
         Taxes on income                                    $
                                                             -----------
         Consolidated Interest Expense                      $
                                                             -----------
         Operating lease and rental payments                $
                                                             -----------
         Income Available for Fixed Charges                 $
                                                             ===========


Calculation of Income Available For Fixed Charges for period ending August 31, 1996 (excluding GPS and Comerica)

         Consolidated Net Income                            $
                                                             -----------
         Taxes on income                                    $
                                                             -----------
         Consolidated Interest Expense                      $
                                                             -----------
         Operating lease and rental payments                $
                                                             -----------
         Income Available for Fixed Charges
         (multiplied by 4)                                  $
                                                             ===========

Calculation of Income Available For Fixed Charges for period ending November 30, 1996 (excluding GPS and Comerica)

         Consolidated Net Income                            $
                                                             ----------
         Taxes on income                                    $
                                                             ----------

         Consolidated Interest Expense                      $
                                                             ----------

                                                             ----------
         Income Available for Fixed Charges
         (multiplied by 2)                                  $
                                                            ==========


Calculation of Income Available For Fixed Charges for period ending February 28, 1997 (excluding GPS and Comerica)

         Consolidated Net Income                            $
                                                             ----------
         Taxes on income                                    $
                                                             ----------
         Consolidated Interest Expense                      $
                                                             ----------
         Operating lease and rental payments                $
                                                             ----------
         Income Available for Fixed Charges
         (divided by 0.75)                                  $
                                                             ============


Calculation of Income Available For Fixed Charges for each period thereafter (excluding GPS and Comerica)

__       quarter 199
         Consolidated Net Income                            $
                                                             ----------
         Taxes on income                                    $
                                                             ----------
         Consolidated Interest Expense                      $
                                                             ----------
         Operating lease and rental payments                $
                                                             ----------
__       quarter 199
         Consolidated Net Income                            $
                                                             ----------
         Taxes on income                                    $
                                                             ----------
         Consolidated Interest Expense                      $
                                                             ----------
         Operating lease and rental payments                $
                                                             ----------
__       quarter 199
         Consolidated Net Income                            $
                                                             ----------
         Taxes on income                                    $
                                                             ----------
         Consolidated Interest Expense                      $
                                                             ----------
         Operating lease and rental payments                $
                                                             ----------
__       quarter 199
         Consolidated Net Income                            $
                                                             ----------
         Taxes on income                                    $
                                                             ----------
         Consolidated Interest Expense                      $
                                                             ----------

         Operating lease and rental payments                $
                                                             ----------
         Income Available for Fixed Charges                 $
                                                             ==========

                                                                    Schedule - 3


                             CONSOLIDATED CASH FLOW


Calculation of Consolidated Cash Flow for period ending May 31, 1996 (including GPS and Comerica)

         1st quarter ending August 31, 1995
         Consolidated Net Income                            $
                                                             ------------
         Depreciation and amortization                      $
                                                             ------------
         Non-cash Charges
         (less non-cash gains)                              $
                                                             ------------


         2nd quarter ending November 30, 1995

         Consolidated Net Income                            $
                                                             ------------
         Depreciation and amortization                      $
                                                             ------------
         Non-cash Charges
         (less non-cash gains)                              $
                                                             ------------

         3rd quarter February 29, 1996
         Consolidated Net Income                            $
                                                             ------------
         Depreciation and amortization                      $
                                                             ------------
         Non-cash Charges
         (less non-cash gains)                              $------------

         4th quarter May 31, 1996
         Consolidated Net Income                            $
                                                             ------------
         Depreciation and amortization                      $
         Non-cash Charges                                    ------------
         (less non-cash gains)                              $
                                                             ------------
         Consolidated Cash Flow                             $
                                                             ============


Calculation of Consolidated Cash Flow for period ending August 31, 1996 (excluding GPS and Comerica)

         Consolidated Net Income                            $
                                                             ------------
         Depreciation and amortization                      $
         Non-cash Charges                                    ------------
         (less non-cash gains)                              $
                                                             ------------
         Consolidated Cash Flow
         (multiplied by 4)                                  $
                                                             ============

Calculation of Consolidated Cash Flow for period ending November 30, 1996 (excluding GPS and Comerica)

         Consolidated Net Income                            $
                                                             ------------
         Depreciation and amortization                      $
         Non-cash Charges                                    ------------
         (less non-cash gains)                              $
                                                             ------------
         Consolidated Cash Flow
         (multiplied by 2)                                  $
                                                             ------------


Calculation of Consolidated Cash Flow for period ending February 28, 1997 (excluding GPS and Comerica)

         Consolidated Net Income                            $
                                                             ------------
         Depreciation and amortization                      $
         Non-cash Charges                                    ------------
         (less non-cash gains)                              $
                                                             ------------
         Consolidated Cash Flow
         (divided by 0.75)                                  $
                                                             ============


Calculation of Consolidated Cash Flow for each period thereafter (excluding GPS and Comerica)

__       quarter 199
         Consolidated Net Income                            $
                                                             ------------
         Depreciation and amortization                      $
         Non-cash Charges                                    ------------
         (less non-cash gains)                              $
                                                             ------------
__       quarter 199
         Consolidated Net Income                            $
                                                             ------------
         Depreciation and amortization                      $
         Non-cash Charges                                    ------------
         (less non-cash gains)                              $
                                                             ------------
__       quarter 199
         Consolidated Net Income                            $
                                                             ------------
         Depreciation and amortization                      $
         Non-cash Charges                                    ------------
         (less non-cash gains)                              $
                                                             ------------
__       quarter 199
         Consolidated Net Income                            $
                                                             ------------
         Depreciation and amortization                      $
         Non-cash Charges                                    ------------

         (less non-cash gains)                              $
                                                             ----------
                 Consolidated Cash Flow                     $
                                                             ==========

                                                                       EXHIBIT G


                              SUBSIDIARY GUARANTY

                 THIS SUBSIDIARY GUARANTY (this "Guaranty") is made as of the _____ day of ______________, 199___, by [________________] (collectively, the
"Subsidiary Guarantors") in favor of the Agent, for the ratable benefit of the Banks, under the Credit Agreement referred to below;


                              W I T N E S S E T H


                 WHEREAS, NATIONAL DATA CORPORATION, a Delaware corporation (the "Principal") and WACHOVIA BANK OF GEORGIA, N.A., as Agent (the "Agent"), and the other Banks from time to time party thereto have entered into that certain Credit Agreement dated as of even date herewith (as same may be amended or supplemented from time to time, the "Credit Agreement") providing, subject to the terms and conditions thereof, for extensions of credit to be made by the Banks to the Principal;

                 WHEREAS, it is a requirement of Section 5.10 of the Credit Agreement that each of the Subsidiary Guarantors execute and deliver this Guaranty whereby each of the Subsidiary Guarantors shall guarantee the payment when due, of all principal, interest and other amounts that shall be at any time payable by the Principal under the Credit Agreement, the Notes and the other Loan Documents; and

                 WHEREAS, in consideration of the financial and other support that the Principal has provided, and such financial and other support as the Principal may in the future provide, to the Subsidiary Guarantors, each of the Subsidiary Guarantors is willing to guarantee the obligations of the principal under the Credit Agreement, the Notes, and the other Loan Documents;

                 NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                 SECTION 1. Definitions. Terms defined in the Credit Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein.

                 SECTION 2. Representations and Warranties. Each of the Subsidiary Guarantors represents and warrants (which representations and warranties shall be deemed to have been renewed upon each Borrowing under the Credit Agreement) that:

                          (a) it (i) is a corporation duly organized, validly
existing and in good standing under the laws of its jurisdiction of incorporation; (ii) has all requisite corporate power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (iii) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would have a Material Adverse Effect.

                          (b) it has all necessary corporate power and authority
to execute, deliver and perform its obligations under this Guaranty; the execution, delivery and performance of this Guaranty have been duly authorized by all necessary corporate action; and this Guaranty has been duly and validly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, or moratorium or other similar laws relating to the enforcement of creditors' rights generally and by general equitable principles.

                          (c) neither the execution and delivery by it of this
Guaranty nor compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent under, its certificate of incorporation or by-laws or any material applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any material agreement or instrument to which it is a party or by which it is bound or to which it is subject, or constitute a default under any such material agreement or instrument, or result in the creation or imposition of any Lien upon any of its revenues or assets pursuant to the terms of any such material agreement or instrument.

                 SECTION 3. Covenants. Each of the Subsidiary Guarantors covenants that, so long as any Bank has any Commitment outstanding under the Credit Agreement or any amount payable under the Credit Agreement or any Note shall remain unpaid, that it will, and, if necessary, will enable the Principal to fully comply with those covenants and agreements set forth in the Credit Agreement (including, without limitation, Section 2.10 and Article V thereof).

                 SECTION 4. The Guaranty. Each of the Subsidiary Guarantors hereby unconditionally guarantees the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of the principal of and interest on each Note issued by the Principal pursuant to the Credit Agreement, and the full and punctual payment of all other amounts payable by the Principal under the Credit Agreement and the other Loan Documents including, without limitation, the Obligations (all of the foregoing, being referred to collectively as the "Guaranteed Obligations"). Upon failure by the Principal to pay punctually any such amount, each of the Subsidiary Guarantors agrees that it shall forthwith on demand pay the amount not so paid at the place and in the manner specified in the Credit Agreement, the Note or the relevant Loan Document, as the case may be.

                 SECTION 5. Guaranty Unconditional. The obligations of each of the Subsidiary Guarantors hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

                          (i) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Principal under the Credit Agreement, any Note, or any other Loan Document, by operation of law or otherwise or any obligation of any other guarantor of any of the Obligations;

                          (ii) any modification or amendment of or supplement to the Credit Agreement, any Note, or any other Loan Document;

                          (iii) any release, nonperfection or invalidity of any direct or indirect security for any obligation of the Principal under the Credit Agreement, any Note, any Loan Document, or any obligations of any other guarantor of any of the Obligations;

                          (iv) any change in the corporate existence, structure or ownership of the Principal or any other guarantor of any of the Obligations, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Principal, or any other guarantor of the Obligations, or its assets or any resulting release or discharge of any obligation of the Principal, or any other guarantor of any of the Obligations;

                          (v) the existence of any claim, setoff or other rights which the Subsidiary Guarantors may have at any time against the Principal, any other guarantor of any of the Obligations, the Agent, any Bank or any other Person, whether in connection herewith or any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

                          (vi) any invalidity or unenforceability relating to or against the Principal, or any other guarantor of any of the Obligations, for any reason related to the Credit Agreement, any other Loan Document, or any provision of applicable law or regulation purporting to prohibit the payment by the Principal, or any other guarantor of the Obligations, of the principal of or interest on any Note or any other amount payable by the Principal under the Credit Agreement, the Notes, or any other Loan Document; or

                          (vii) any other act or omission to act or delay of any kind by the Principal, any other guarantor of the Obligations, the Agent, any Bank or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of any Subsidiary Guarantor's obligations hereunder.

                 SECTION 5. Discharge Only Upon Payment In Full; Reinstatement In Certain Circumstances. Each of the Subsidiary Guarantor's obligations hereunder shall remain in full force and effect until all Guaranteed Obligations shall have been paid in full and the Commitments under the Credit Agreement shall have terminated or expired. If at any time any payment of the principal of or interest on any Note or any other amount payable by the Principal or any other party under the Credit Agreement or any other Loan Document is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Principal or otherwise, each of the Subsidiary Guarantor's obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

                 SECTION 6. Waiver of Notice. Each of the Subsidiary Guarantors irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Principal, any other guarantor of the Obligations, or any other Person.

                 SECTION 7. [Reserved].

                 SECTION 8. Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Principal under the Credit Agreement, any Note or any other Loan Document is stayed upon the insolvency, bankruptcy or reorganization of the Principal, all such amounts otherwise subject to acceleration under the terms of the Credit Agreement, any Note or any other Loan Document shall nonetheless be payable by each of the Subsidiary Guarantors hereunder forthwith on demand by the Agent made at the request of the Required Banks.

                 SECTION 9. [Reserved].

                 SECTION 10. Notices. All notices, requests and other communications to any party hereunder shall be given or made by telecopier or other writing and telecopied, or mailed or delivered to the intended recipient at its address or telecopier number set forth on the signature pages hereof or such other address or telecopy number as such party may hereafter specify for such purpose by notice to the Agent in accordance with the provisions of
Section 9.01 of the Credit Agreement. Except as otherwise provided in this Guaranty, all such communications shall be deemed to have been duly given when transmitted by telecopier, or personally delivered or, in the case of a mailed notice sent by certified mail return-receipt requested, on the date set forth on the receipt (provided, that any refusal to accept any such notice shall be deemed to be notice thereof as of the time of any such refusal), in each case given or addressed as aforesaid.

                 SECTION 11. No Waivers. No failure or delay by the Agent or any Banks in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Guaranty, the Credit Agreement, the Notes, and the other Loan Documents shall be cumulative and not exclusive of any rights or remedies provided by law.

                 SECTION 12. Successors and Assigns. This Guaranty is for the benefit of the Agent and the Banks and their respective successors and permitted assigns and in the event of an assignment of any amounts payable under the Credit Agreement, the Notes, or the other Loan Documents, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Guaranty shall be binding upon each of the Subsidiary Guarantors and their respective successors and permitted assigns.

                 SECTION 13. Changes in Writing. Neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated orally, but only in writing signed by each of the Subsidiary Guarantors and the Agent with the consent of the Required Banks.

                 SECTION 14. GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF GEORGIA. EACH OF THE SUBSIDIARY GUARANTORS HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF GEORGIA AND OF ANY GEORGIA STATE COURT SITTING IN ATLANTA, GEORGIA AND FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS GUARANTY (INCLUDING, WITHOUT LIMITATION, ANY OF THE OTHER LOAN DOCUMENTS) OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE SUBSIDIARY GUARANTORS IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH ANY OF THEM MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE SUBSIDIARY GUARANTORS, AND THE AGENT AND THE BANKS ACCEPTING THIS GUARANTY, HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         SECTION 15. Taxes, etc. All payments required to be made by any of the Subsidiary Guarantors hereunder shall be made without setoff or counterclaim and free and clear of and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, duties or other charges of whatsoever nature imposed by any government or any political or taxing authority thereof, provided, however, that if any of the Subsidiary Guarantors is required by law to make such deduction or withholding, such Subsidiary Guarantor shall forthwith pay to the Agent or any Bank, as applicable, such additional amount as results in the net amount received by the Agent or any Bank, as applicable, equaling the full amount which would have been received by the Agent or any Bank, as applicable, had no such deduction or withholding been made.

                 IN WITNESS WHEREOF, each of the Subsidiary Guarantors has caused this Guaranty to be duly executed, under seal, by its authorized officer as of the day and year first above written.


                                     [____________________________]


                                     By:
                                        --------------------------------------
                                         Title:

                                     National Data Plaza
                                     Atlanta, Ga 30329-2010
                                     Attention: E. Michael Ingram, Esq.

                                         Telecopier number: 404-728-2990
                                         Confirmation number: 404-728-2504

                                                                       EXHIBIT H


                           MONEY MARKET QUOTE REQUEST

Wachovia Bank of Georgia, N.A.,
 as Agent
191 Peachtree Street, N.E.
Atlanta, Georgia 30303-1757
Attention: _________________________

         Re:     Money Market Quote Request

                 This Money Market Quote Request is given in accordance with
Section 2.03 of the Credit Agreement (as amended or modified from time to time, the "Credit Agreement") dated as of __________, 1996, among _______________, the Banks from time to time parties thereto, and WACHOVIA BANK OF GEORGIA, N.A., as Agent. Terms defined in the Credit Agreement are used herein as defined therein.

         The Borrower hereby requests that the Agent obtain quotes for a Money Market Borrowing based upon the following:

         1. The proposed date of the Money Market Borrowing shall be ______________, 19_____ (the "Money Market Borrowing Date"). (1*)

         2. The aggregate amount of the Money Market Borrowing shall be $_______.(2)

         3. The Stated Maturity Date(s) applicable to the Money Market Borrowing shall be ______ days.(3)





* All numbered footnotes appear on the last page of this Exhibit H.

                                        Very truly yours,

                                        NATIONAL DATA CORPORATION


                                        By:
                                           --------------------------------
                                        Title:



- -----------------------------
(1)      The date must be a Euro-Dollar Business Day.

(2) The amount and number of Money Market Borrowings is subject to Section 2.02(a) and (b).

(3) The Stated Maturity Dates are subject to Section 2.02(b)(iii). The Borrower may request that up to 5 different Stated Maturity Dates be applicable to any Money Market Borrowing, provided that (i) each such Stated Maturity Date shall be deemed to be a separate Money Market Quote Request and shall be subject to the limitations set forth in
         Section 2.01.B(g), and (ii) the Borrower shall specify the amounts of such Money Market Borrowing to be subject to each such different Stated Maturity Date.

                                                                       EXHIBIT I


                               MONEY MARKET QUOTE

Wachovia Bank of Georgia, N.A.,
 as Agent
191 Peachtree Street, N.E.
Atlanta, Georgia 30303-1757
Attention: ______________________

         Re:     Money Market Quote to __________________________

                 This Money Market Quote is given in accordance with Section 2.02(c)(ii) of the Credit Agreement (as amended or modified from time to time, the "Credit Agreement") dated as of ____________, 1996, among __________________
(the "Borrower"), the Banks from time to time parties thereto, and WACHOVIA BANK OF GEORGIA, N.A., as Agent. Terms defined in the Credit Agreement are used herein as defined therein.

                 In response to the Borrower's Money Market Quote Request dated _____, 19 , we hereby make the following Money Market Quote on the following terms:

         1.      Quoting Bank:

         2.      Person to contact
                 at Quoting Bank:

         3.      Date of Money Market Borrowing:(1*)

         4. We hereby offer to make Money Market Loan(s) in the following maximum principal amounts for the following Interest Periods and at the following rates:

Maximum                        Stated
Principal                      Maturity
 Amount (2)                      Date (3)               Rate Per Annum(4)
- ------------                   --------                 ---- --- -----






- ---------------------------

*      All numbered footnotes appear on the last page of this Exhibit I.

               We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Credit Agreement, irrevocably obligate(s) us to make the Money Market Loan(s) for which any offer(s) [is] [are] accepted, in whole or in part (subject to the last sentence of Section 2.03(c)(i) of the Credit Agreement).

                                        Very truly yours,

                                        [Name of Bank]



Dated:                                  By:
- ---------------                             ------------------------------
                                             Authorized Officer

- ----------------------------

(1)    As specified in the related Money Market Quote Request.

(2) The principal amount bid for each Stated Maturity Date may not exceed the principal amount requested. Money Market Quotes must be made for at least $1,000,000 or a larger multiple of $500,000.

(3)    The Stated Maturity Dates are subject to Section 2.03(b)(iii).

(4)    Subject to Section 2.03(c)(ii)(C).

                                                                       EXHIBIT J



                             CONTRIBUTION AGREEMENT


               THIS CONTRIBUTION AGREEMENT (this "Agreement") is entered into as of _____________, 19__ by and among NATIONAL DATA CORPORATION (the "Principal"), and each of the undersigned corporations (other than the Principal) respectively organized under the laws of the states set forth on the signature pages below their names (each a "Subsidiary", and collectively, the "Subsidiaries"). The Principal and each of the Subsidiaries are sometimes hereinafter referred to individually as a "Contributing Party" and collectively as the "Contributing Parties").

                              W I T N E S S E T H:

               WHEREAS, pursuant to that certain Credit Agreement of even date herewith, among the Principal and Wachovia Bank of Georgia, N.A., as Agent, for itself and the other Banks which are parties thereto (such Credit Agreement, as the same may from time to time be amended, modified, restated or extended, being hereinafter referred to as the "Credit Agreement"), the Banks have agreed to extend financial accommodations to the Principal;

               WHEREAS, as a condition, among others, to the Banks' willingness to enter into the Credit Agreement, the Banks have required that each Operating Subsidiary execute and deliver that certain Subsidiary Guaranty, dated as of even date herewith (such agreement, as the same may from time to time be amended, modified, restated or extended, being hereinafter referred to as the "Guaranty"), pursuant to which, among other things, the Subsidiaries have jointly and severally agreed to guarantee the Principal's Loans and other amounts owing to the Banks under and as defined in the Agreement, including, without limitation, the Principal's obligations to repay the "Loans" (as defined in the Credit Agreement) it owes to the Banks; and

               WHEREAS, each Subsidiary is a wholly-owned direct or indirect subsidiary of the Principal and is engaged in businesses related to those of the Principal and each other Subsidiary, and each of the Subsidiaries will derive direct or indirect economic benefit from the effectiveness and existence of the Credit Agreement;

               NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, and to induce each Subsidiary to enter into the Guaranty, it is agreed as follows:

               To the extent that any Subsidiary shall, under the Guaranty, make a payment (a "Subsidiary Payment") of a portion of the "Guaranteed Obligations" (as defined in the Guaranty), then such Subsidiary shall be entitled to contribution and indemnification from, and be reimbursed by, each of the other Contributing Parties in an amount, for each such Contributing Party, equal to a fraction of such Subsidiary Payment, the numerator of which fraction is such Contributing Party's Allocable Amount and the denominator of which is the sum of the Allocable Amounts of all of the Contributing Parties.

               As of any date of determination, the "Allocable Amount" of each Contributing Party shall be equal to the maximum amount of liability which could be asserted against such Contributing Party hereunder with respect to the applicable Subsidiary Payment without (i) rendering such Contributing Party "insolvent" within the meaning of Section 101(31) of the Federal Bankruptcy Code (the "Bankruptcy Code") or Section 2 of either the Uniform Fraudulent Transfer Act (the "UFTA") or the Uniform Fraudulent Conveyance Act (the "UFCA"), (ii) leaving such Contributing Party with unreasonably small capital, within the meaning of Section 548 of the Bankruptcy Code or Section 4 of the UFTA or Section 5 of the UFCA, or (iii) leaving such Contributing Party unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code or Section 4 of the UFTA or Section 6 of the UFCA.

               This Agreement is intended only to define the relative rights of the Contributing Parties, and nothing set forth in this Agreement is intended to or shall impair the obligations of the Subsidiaries, jointly and severally, to pay any amounts, as and when the same shall become due and payable in accordance with the terms of the Guaranty.

               The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets in favor of each Subsidiary to which such contribution and indemnification is owing.

               This Agreement shall become effective upon its execution by each of the Contributing Parties and shall continue in full force and effect and may not be terminated or otherwise revoked by any Contributing Party until all of the Obligations under and as defined in the Agreement shall have been indefeasibly paid in full (in lawful money of the United States of America) and discharged and the Agreement and financing arrangements evidenced and governed by the Credit Agreement shall have been terminated. Each Contributing Party agrees that if, notwithstanding the foregoing, such Contributing Party shall have any right under applicable law to terminate or revoke this Agreement, and such Contributing Party shall attempt to exercise such right, then such termination or revocation shall not be effective until a written notice of such revocation or termination, specifically referring hereto and signed by such Contributing Party, is actually received by each of the other Contributing Parties and by the Agent at its notice address set forth in the Credit Agreement. Such notice shall not affect the right or power of any Contributing Party to enforce rights arising prior to receipt of such written notice by each of the other Contributing Parties and the Agent. If any Bank grants additional loans to the Principal or takes other action giving rise to additional Obligations after any Contributing Party has exercised any right to terminate or revoke this Agreement but before the Agent receives such written notice, the rights of each other Contributing Party to contribution and indemnification hereunder in connection with any Subsidiary Payments made with respect to such loans or Obligations shall be the same as if such termination or revocation had not occurred.

               IN WITNESS WHEREOF, each Contributing Party has executed and delivered this Agreement, under seal, as of the date first above written.

                                   NATIONAL DATA CORPORATION              (SEAL)


                                   By:
                                      ---------------------------------
                                      Title:

                                   Address:

                                   -------------------------------------

                                   -------------------------------------

                                   -------------------------------------
                                   Attention:___________________________
                                   Telecopier No._______________________
                                   Confirmation No. ____________________



                                   [OPERATING SUBSIDIARY], a
                                    ____________ corporation            (SEAL)


                                   By:
                                      ---------------------------------

                                        Title:

                                   Address:

                                   -------------------------------------

                                   -------------------------------------

                                   -------------------------------------
                                   Attention:___________________________
                                   Telecopier No._______________________
                                   Confirmation No. ____________________

                                                                   Schedule 4.01


                    List of Jurisdictions Where the Borrower
                       is Qualified to Transact Business

                                                                   Schedule 4.08

                              LIST OF SUBSIDIARIES

Name                                             Jurisdiction of Incorporation